Exhibit 99.1

Middlesex Water Company Releases 2018-2019

Corporate Sustainability Report

ISELIN, NEW JERSEY, March 9, 2020 - Middlesex Water Company (NASDAQ:MSEX), a provider of water, wastewater and related utility services, has released its 2018-2019 Corporate Sustainability Report, which highlights the company’s performance in environmental stewardship, health and safety, workforce development and community engagement.

“While we long have been operating in a sustainable manner, this report describes in greater detail the measures we have in place to ensure the viability of our company for the long term,” said Middlesex Water Chairman, President and CEO Dennis Doll. “As a water and wastewater utility company providing an essential service, we engage with many stakeholders. Our success depends on the strength of our workforce, the way we treat our customers, how we responsibly manage our business and the impact our operations have on the environment,” added Doll.

Among the key sustainability areas addressed in the report are:

•	Workforce Recruitment, Training and Development
•	Employee Health & Safety
•	Corporate Governance and Risk Management
•	Board Diversity
•	Customer Care
•	Emergency Management & Business Continuity
•	Cybersecurity
•	Environmental Stewardship
•	Corporate Citizenship
•	Fiscal Accountability

“In addition, the report describes how Middlesex Water’s current infrastructure investment initiative, Water for Tomorrow®, the largest capital program in the Company’s history, addresses climate impacts, supply and water quality, and energy use and aging infrastructure – key factors in sustainability and in the future economic stability and prosperity of our communities,” added Doll.

The report is available at www.middlesexwater.com.

About Middlesex Water Company

Middlesex Water Company, organized in 1897, provides regulated and unregulated water and wastewater utility services through various subsidiary companies.

Media Contact:

Bernadette Sohler, Vice President – Corporate Affairs

bsohler@middlesexwater.com

(732) 638-7549

MIDDLESEX WATER COMPANY

WHAT WE BELIEVE.

WHAT WE DO.

WHERE WE'RE GOING.

CORPORATE SUSTAINABILITY REPORT 2018-2019

THIS CREW HELPS ENSURE
water
FOR
Tomorrow
MIDDLESEX
WATER COMPANY
GVWR 33,000
US DOT#633401

Many company vehicles bear the Water for Tomorrow® logo reminding our crews of the critical role they play in maintaining a sustainable water supply for current and future generations.

Table of Contents

CEO MESSAGE
COMPANY PROFILE
About Us	2
Key Water Systems, Service Area & Customers	3
Our Services	4
Source of Supply & Treatment Methods	4
Regulatory Climate	5
Human Right to Water Policy	5
Stakeholder Engagement and Inclusiveness	6
Partnerships, Professional and Industry Affiliations	7
OUR PEOPLE AND CULTURE
Corporate Culture	9
Our Dedicated Workforce – By the Numbers	11
Diverse & Inclusive Environment	11
Respect for Human Rights	11
Competitive Wages and Benefits	13
Engaging Our People	13
A Positive, Healthy Workplace	14
Recruiting Talent	15
Building and Maintaining a Safety Culture	16
Workforce Training and Development	18
CORPORATE GOVERNANCE
Board Leadership Structure	20
Board Diversity	21
Code of Conduct	21
Whistleblower Hotline	22
Risk Management	23
Internal Audit Function	23
Supplier Selection & Performance	24
SERVING OUR CUSTOMERS
Customer Rights and Responsibilities	26
Keeping Customers Informed	27
Affordability	28
Water Quality	29
Emergency Home Repair Plans through HomeServe	31
Protecting Our Facilities, Customer and Employee Data	31
Emergency Management and Business Continuity	32
America’s Water Infrastructure Act (AWIA)	32
ENVIRONMENTAL STEWARDSHIP
Enterprise Environmental Policy	33
Asset Management	34
Capital Improvement Plan	35
Water For Tomorrow®	35
RENEW	36
Compliance with Environmental Laws	39
Water Conservation	39
Energy Consumption	40
Addressing Climate Variation	42
Watershed Protection	42
CORPORATE CITIZENSHIP
Government and Community Relations	44
Helping Influence Public Policy	44
Senior Leadership	44
Outreach and Education	45
Volunteerism and Corporate Giving	46
Honors and Awards	47
FISCAL ACCOUNTABILITY
Financial Performance	48

For questions related to this report, please contact the Corporate Affairs Department at 732-638-7549.

This Corporate Sustainability Report addresses materiality topics framed by the Sustainability Accounting Standards Board for Water Utilities and Services in the Infrastructure Sector as well as the NASDAQ ESG Reporting Guide.

Forward Looking Statement

Some of the comments in this report can be considered forward-looking statements as defined by the federal securities laws and as outlined in the Company’s SEC filings. As such, any forward-looking statements are based on currently available information and management’s assumptions, expectations and estimates; however, actual results may vary significantly. Risk factors that could cause actual results to vary from expectations are described in the Company’s filings with the SEC. These factors are also available in our most recent earnings release which van be viewed on our website at www.middlesexwater.com or in our Annual Report.

CEO MESSAGE

Greetings:

Thank you for your interest in our corporate sustainability performance. Sound governance, a respect for those with whom we interact and the environment and a commitment to community stewardshiphas helped shape Middlesex Water Company’s progress since its founding in 1897. We’re committed to the highest standards of ethical behavior, to further growing diversity and inclusiveness within our workforce and to serving as a trusted and reliable resource to our customers and communities now and for generations to come.

As a water and wastewater utility company providing an essential service, it’s also just good business to manage our natural resources effectively, to understand the impact our operations may have on the environment, to provide a workplace that offers employees personal and professional growth, and to provide a fair return to investors who enable us to make prudent investments in water and wastewater infrastructure. We are purposeful in our actions. This careful balancing of the needs of customers, employees, shareholders and our communities requires a diligent and consistent focus. As a company long committed to continuous improvement, we’re always seeking ways to be better, to work more collaboratively and to enhance operating efficiencies.

This report has been prepared to provide you with insight into our business philosophy and culture, how we conduct our operations and how our dedicated employees are aligned in a common commitment to corporate social responsibility. In these pages, we’ll discuss the oversight of environmental, social and governance matters at the Board level and the way we do business consistent with our values. We’ll discuss what we are doing to position the company for the long term and how engaging our stakeholders is critical to that mission.

While we have long been operating in a sustainable manner, this biennial report, outlining performance during 2018-2019, is our initial effort to document the many ways we care for our employees, our customers and our environment. We intend to continually improve on the measures contained herein and we will. We welcome your feedback. Our hope is that through this document, as well as our Annual Report to Shareholders and other filings, you will gain a more complete understanding of our business and the industry and how acting in a responsible manner not only complements, but further strengthens our business performance.

Sincerely,

Dennis W. Doll

Chairman, President and CEO Middlesex Water Company

COMPANY PROFILE

About Us

Middlesex Water Company (NASDAQ:MSEX) has been providing quality water service for over a century. Incorporated in 1897, Middlesex Water Company (MWC) is a publicly traded water and wastewater utility company operating in both regulated and non-regulated markets. MWC, with its subsidiaries, serves 158,000 customers primarily in New Jersey and Delaware. Along with its affiliated companies, MWC treats, stores, distributes and provides fire protection services to residential, commercial and industrial users.

In addition to its retail regulated water and wastewater operations, MWC also operates water and wastewater systems under contract for municipalities and private clients in three states. Currently, one of only eight publicly traded water utilities in the United States, MWC operates in the small-cap utility space. The Company is headquartered at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830.

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Key Water Systems, Service Area & Customers Served

Middlesex System: MWC’s largest New Jersey operations, provides water services to 61,000 retail customers primarily in a 55-square mile area in eastern Middlesex County, NJ and provides water under wholesale contracts to several nearby municipalities including the City of Rahway, the Townships of Edison and Marlboro, Borough of Highland Park and the Old Bridge Municipal Utilities Authority. Water treatment and pumping services are also provided to the Township of East Brunswick. Contract customers of the Middlesex System comprise an area of approximately 110-square miles with a population of 200,000.

Middlesex System (NJ) Retail area includes: Woodbridge Township, City of South Amboy, Borough of Metuchen, Borough of Carteret, portion of Edison Township, portion of the Borough of South Plainfield, and a portion of the Township of Clark. MWC also provides service to customers in Cumberland County, NJ through its Bayview Water system which is not interconnected with the Middlesex system.

Tidewater System: Tidewater’s Delaware operations, including its wholly-owned subsidiary Southern Shores Water Company, LLC provides water service to 50,000 retail customers in 415 separate communities in New Castle, Kent, and Sussex Counties, DE. White Marsh Environmental Systems, Inc. , an unregulated subsidiary of Tidewater, operates water and wastewater systems under contracts that serve approximately 1,700 retail customers in DE.

Utility Service Affiliates-Perth Amboy (USA-PA): USA-PA is an unregulated subsidiary of MWC, which operates the City of Perth Amboy, New Jersey’s 12,000 customer water and wastewater system under a 10-year agreement (expires in 2028; previously under a 20-year agreement expiring in 2018). Under this agreement, USA-PA performs day-to-day operations including emergency response and manages capital projects.

Pinelands System: Pinelands Water provides water services to 2,500 residential customers in Burlington County, New Jersey. Pinelands Wastewater provides wastewater collection and treatment services to 2,500 residents.

Utility Service Affiliates, Inc. (USA): USA operates the Borough of Avalon, New Jersey’s water, wastewater and stormwater systems, serving 6,300 customers under a 10-year operations and maintenance contract, expiring in 2022. Under a marketing agreement with Home Serve USA, USA offers residential customers in NJ and DE various water and wastewater related home maintenance programs.

Tidewater Environmental Services, Inc. (TESI): TESI provides wastewater collection and treatment services to approx. 3,700 customers in Sussex County, Delaware.

Twin Lakes System: Provides water services to approximately 115 residential customers in Shohola, PA.

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Our Services

Our comprehensive range of services include:

•	Water Production, Treatment and Distribution
•	Full Service Municipal Contract Operations
•	Design/Build/Own/Operate System Assets
•	Public/Private Partnerships
•	Wastewater Collection and Treatment
•	Water and Wastewater System Maintenance
•	Water and Sewer Line Maintenance Programs (through a third party vendor)

Contract Operations

As municipalities face emerging challenges associated with utility asset management, an aging workforce, capital improvements and compliance with new and changing regulatory requirements, entering into a contract arrangement may provide an attractive alternative to internal system management. Our professional team of engineers, state-licensed operators and water quality professionals can help municipal and other government entities navigate water and wastewater challenges. We offer professional capabilities that encompass three distinct segments:

•	Regulated Utility Services
•	Water and Wastewater Contract Services
•	Acquisition Arrangements

Source of Supply & Treatment Methods

Middlesex meets periodically with the New Jersey Department of Environmental Protection (NJDEP) and the New Jersey Water Supply Authority (NJWSA) to analyze its water supply needs. In New Jersey, MWC’s principal source of surface water supply is the Delaware & Raritan Canal owned by the State of New Jersey and operated as a sustainable water resource by the NJWSA. MWC’s contract with the NJWSA provides for average purchases of 27 million gallons per day (mgd) of untreated water from the Delaware & Raritan Canal. The untreated water is pumped to, and treated at, the MWC Carl J. Olsen Treatment Plant (CJO Plant) in Edison, New Jersey.

Surface water in the Middlesex System undergoes conventional treatment; coagulation, sedimentation, filtration and disinfection. The treatment process includes coagulant addition, pH adjustment, chlorination for disinfection and corrosion control for the distribution system. Treatment of groundwater from MWC’s 31 wells is by chlorination for primary disinfection purposes. In addition, at one location, on-site treatment is used for removal of volatile organic compounds (VOCs). In Delaware, a total of 181 groundwater wells produced 2. 4 billion gallons in 2019 to supply water to Tidewater’s operations.

Treatment of groundwater in the Tidewater System varies by system need and is followed by chlorination for disinfection purposes. In some cases, Tidewater augments its water production with annual minimum purchases of 15. 0 million gallons of treated water under contract from the City of Dover, Delaware.

Our New Jersey, Delaware and Pennsylvania water supply systems are physically separate and are not interconnected.

We believe we have adequate sources of water supply to meet current service requirements of our present customers in New Jersey, Delaware and Pennsylvania. This is largely due to the strategic planning by others who came before us who created sources such as the Spruce Run and Round Valley Reservoir system in New Jersey which, during times of drought and other circumstances, may serve to supplement existing supplies. We plan for water resource variability such as drought or freezing weather which may contribute to water transmission interruptions or overuse of underground aquifers.

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Regulatory Climate

Our operations in New Jersey, Delaware and Pennsylvania are regulated by government environmental regulatory agencies with respect to water quality, water supply, and our treatment and distribution systems. Government environmental regulatory agencies also provide strict regulation with respect to the wastewater collection, treatment and disposal operations of our businesses in New Jersey and Delaware.

We are subject to environmental and water quality regulation by and answer to the following agencies:

•	United States Environmental Protection Agency (USEPA)
•	New Jersey Department of Environmental Protection (NJDEP)
•	Delaware Department of Natural Resources and Environmental Control (DNREC)
•	Delaware Department of Health and Social Services-Division of Public Health (DEDPH)
•	Delaware River Basin Commission (DRBC)
•	Pennsylvania Department of Environmental Protection (PADEP)

The rates we may charge to customers for water and wastewater services and the quality of services we provide are regulated by:

•	The New Jersey Board of Public Utilities (NJBPU)
•	The Delaware Public Service Commission (DEPSC)
•	The Pennsylvania Public Utility Commission (PAPUC)

As a water service provider, we work diligently to earn the trust and confidence of the public and our regulators by delivering safe, reliable and high quality drinking water to our communities. We have tremendous respect for our regulators, serve as a ready resource to them on a host of utility related issues and conduct business to the highest ethical and regulatory standards.

Maintaining compliance with increasingly stringent regulations requires ongoing prudent and strategic investment in our systems. Timely and fair regulatory outcomes help keep our business running efficiently. We work to keep rates affordable while maintaining the safety of the water we deliver.

MWC operates in a constructive regulatory environment which allows it to recover infrastructure investments efficiently. It utilizes regulatory mechanisms such as the Distribution System Improvement Charge (DSIC) which helps reduce regulatory lag by allowing regulated utilities to earn a return on certain infrastructure investments without having to file a full rate case. The DSIC helps to incent ongoing investment in infrastructure.

HUMAN RIGHT TO WATER POLICY

Middlesex Water Company recognizes that all people have a right to safe, clean, affordable, and accessible water adequate for human consumption, cooking, and sanitary purposes in accordance with State and Federal statutes, laws and regulations and rates established by the governing public utility commissions in the states in which we operate.

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Stakeholder Engagement and Inclusiveness

For this initial report, MWC conducted a materiality assessment survey with employees across different levels within our enterprise and asked them to rate potentially material topics based on their importance to customers, employees, investors and society. Material topics were defined as those that influence the assessments and decisions of stakeholders and are addressed throughout this report.

Water is a local business and we work with our various stakeholder groups to listen, understand and address their concerns and foster strong relationships. We utilize various methods to gain input from stakeholders to be used in our decision making. The table below outlines how we interact with various stakeholder groups.

Our approach to stakeholder engagement is all about listening and understanding stakeholder positions, building trust and fostering transparency in our operations. Consistent two-way communications is integral to this process as we work to identify key concerns. We view engaging the community to integrate meaningful input into decision making about our plans and projects as essential to success. For example, well in advance of commencing a major project, we routinely conduct project notification meetings with Mayors, Business Administrators, police, fire and school officials, to discuss ways to reduce the impacts of the project design. This discussion typically includes determining any municipal schedule conflicts, candidly outlining project scope, deadlines and impacts and listening to concerns at public meetings. This engagement not only helps build awareness and interest in the project but also enables the company to identify potential opportunities for positive community benefits and environmental stewardship which are integrated into project planning. We continually work to update and expand our practices and methods to improve our approach to stakeholder engagement. We have found this approach helps build goodwill, better positions us as a partner in problem solving and enables us to better understand the impact we have on our communities.

MWC meets with community officials to integrate local societal needs into its projects. As an example, road restoration plans for our 4.5 mile Western Transmission Main project are expected to include road striping for new bicycle lanes for residents.

Stakeholder Group	How We Interact
Communities	Public Meetings, Open Houses/Plant Tours/Community Events, School Talks, Participation on Panels, Volunteer Events, Homeowner Association Meetings
Builders/Developers	Meetings, Guidelines, Specification Review Meetings
Municipal Officials (Administration/Health/ Fire/Police/OEM)	Planning Sessions, Project Workshops, Facility Tours
Regulatory Officials	Presentations, Invitations to Observe Tabletop Exercises, Conferences, Facility Tours, Meetings, Regulatory Associations, Stakeholder Advisory Group participation
Credit Rating Agencies	Conferences, Regular Meetings
Retail Customers	Customer Care Center, Direct Mail, Emails/Texts/Social Media/ Calls, Website, Blogs, Newsletters, Bill Inserts, Service Visits
Wholesale Customers	Conferences, Meetings, Regular Contact
Media	Press Releases, Fact Sheets, Events, Web and Social Media
Employees	Employee Satisfaction Surveys, Meetings, Intranet, Internal Communications, Conferences, Events
Prospective Employees	Job Fairs, Career Expos
Policy Makers	Letters, Testimony, Position Papers
Industry Associations	Conferences, Memberships Meetings, Presentations
Analysts	Conference Calls, One-on-Ones, Meetings
Investors/Shareholders	Conferences, Investor Meetings, Conference Calls & Investor Presentations, Annual Meeting, Proxy Statement, Annual Report
Other Utilities	Coordinating projects to increase mutual efficiencies and community benefits
Vendors/Suppliers	Pre-qualification Process, Meetings

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Partnerships, Professional and Industry Affiliations

We value our relationships and gain useful technical and professional knowledge from our strategic affiliations on a local, state and national level. Our enterprise is staffed with professionals who are involved in numerous community, industry and other organizations which benefit our operations.

ABC	Associated Builders and Contractors
AWWA	American Water Works Association (International and NJ Sections)
APWA	American Public Works Association
ASCE	American Society of Civil Engineers
BBB	Better Business Bureau
DAPE	Delaware Association of Professional Engineers
DELTECH	Delaware Technical Community College
DEWARN	Delaware Water/Wastewater Agency Response Network
DOWRA	Delaware On-Site Wastewater Recycling Association
DRWA	Delaware Rural Water Association
DSCC	Delaware State Chamber of Commerce
EPSCoR	Delaware State Established Program to Stimulate Competitive Research
IAC	Industry Advisory Council
JWW	Jersey Water Works
MACE	Mayor’s Advocacy Committee for Education
MACRUC	Mid-Atlantic Conference of Regulatory Utilities Commissioners
NAWC	National Association of Water Companies
NFPA	National Fire Protection Association
NJBIA	New Jersey Business & Industry Association
NARUC	National Association of Regulatory Utility Commissioners
NJCCIC	New Jersey Cybersecurity and Communications Integration Cell
NJIAC	New Jersey Infrastructure Advisory Committee
NJUA	New Jersey Utilities Association
NJWSWG	New Jersey Water Sector Working Group
NJWSAC	New Jersey Water Supply Advisory Council
NJWC	North Jersey Water Conference
NFS	National Safety Council
PRSA	Public Relations Society of America
PULS	Public Utility Law Section
SAME	Society of American Military Engineers
SERCAP	Southeast Rural Community Assistance Project, Inc.
SHRM	Society for Human Resource Management
SIM	Society for Information Management
SJWPA	South Jersey Water Professionals Association
SWE	Society of Women Engineers
UUAS	Utilities United Against Scams
WEA	Water Environment Association
WEFTEC	Water Environment Federation’s Technical Exhibition and Conference
Other affiliations include, The 200 Club of Middlesex County, Committee of 100 (DE), Woodbridge Metro Chamber of Commerce, Mayor’s Advocacy Committee for Education, Local Green Infrastructure Teams, Edison Chamber of Commerce

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WATER RESEARCH FOUNDATION

The Water Research Foundation, with more than 1,200 subscribers across six continents, is a nonprofit, charitable and educational organization which funds, manages and publishes research on the technology, operation and management of drinking water, wastewater, reuse, and stormwater collection, treatment and supply systems—all in pursuit of ensuring water quality, protecting public health and the environment and improving water services to the public.

MWC Chairman, CEO and President, Dennis Doll, has served on the Water Research Foundation Board since 2010, having served as a member of the Executive Committee as Treasurer, and later as Co-Vice Chair. In December of 2018 he was named to a two-year term as Chairman of Board. This affiliation benefits our company through participation in studies and access to valuable research.

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OUR PEOPLE & CULTURE

CORPORATE CULTURE

At MWC, our company's strong culture is evident in our employees and is a driving factor of our current and long-term success. We work to attract, develop and retain a high-performing workforce that is passionate about our mission. From recruitment to hiring and training, we instill a culture of collaboration and accountability. Our employees know, whatever their title, that what they do matters, that they are valued and that they play an integral role in an industry providing critical life-sustaining utility services. As a company, we also understand the importance of operating in a safe and compliant manner, of recognizing the contributions of every employee and the need to continually seek ways to improve and innovate. We reinforce this culture throughout our enterprise through communications, Executive Management Team meetings, Core Leadership Team meetings, staff engagement, internal publications and more.

MISSION, VISION AND VALUES

Our Mission

Our family of companies is committed to providing service in the water, wastewater and related fields in a safe, reliable an efficient manner. This mission, and the way we deliver for our customers, our shareholders, our communities, and for each other is rooted in a strong set of values which drive the individual and business decisions we make in our day to day operations. This mission and our values help drive sustainability.

Our Vision

We work to be a company of choice for individuals, developers and municipalities seeking water, wastewater and related service solutions that make operational and economic sense.

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Creating Value

We reinforce our values through our actions, ongoing communication, meetings and in our performance evaluation discussions. These values act as guiding principles and establish the framework that defines how we operate as a company. They are an inherent part of our corporate culture that celebrates the contributions of each employee, drives personal accountability, respect for each other, mindfulness, and operational transparency in compliance with laws and regulations in an honest and forthright matter. This framework sets the high standards that require not only our executive leaders, but our entire team, to make prudent decisions about investments in time and resources, to lead by example, encourage new ideas and pursue strategic growth opportunities that create value for our customers, shareholders and employees.

We encourage employees to routinely nominate coworkers who are observed demonstrating our company values and doing the RIGHT thing. These nominations are reviewed by their supervisor and the Human Resources Department and the employee is recognized with a feature story in the “Do RIGHT Spotlight. ”

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Our Dedicated Workforce by the Numbers

Our employees are absolutely essential in delivering critical life sustaining service to our customers.

Our hiring practices are designed to ensure equal employment opportunities to all qualified persons without regard to an individual’s ancestry, race, religion, color, creed, national origin, sex, sexual orientation, age, marital status, disability, obligation to the Armed Forces of the United States or for any other reason prohibited by law. The basis for recruitment, hiring, placement, development, training, compensation and advancement at the Company is qualifications, performance, skills and experience.

Diverse & Inclusive Environment

MWC is an Equal Opportunity Employer and our company reflects the diversity of our service area. We’re proud to stand behind a diverse workforce representing a cross-section of nationalities, gender identities, religions, age groups and sexual orientations that positively contribute to the company’s success. We work to foster an internal culture that values diversity of talent and ideas in pursuit of our business objectives.

Our employees bring varied life experiences, perspectives and unique professional backgrounds which help our company innovate, and best serve our customers. We include each other, seek and value each other’s ideas, embrace our differences and listen to each other’s ideas with an open mind.

Respect for Human Rights

At MWC, we are committed to respecting all human rights as required by all laws of the United States and in each of the states where we operate. Among the MWC enterprise core values is treating others with courtesy and respect, every day, all the time. We do not tolerate disrespectful or inappropriate behavior, unfair treatment or retaliation of any kind. We work to ensure a clear message by training and having ongoing discussions with employees regarding the importance of a respectful workplace.

Human rights is embedded in all aspects of our business. Information Related to Employee Rights Under the National Labor Relations Act is readily publicized on employee bulletin boards throughout the enterprise and our employee intranet. The Company adheres to this policy.

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Employee Rights

Under the National Labor Relations Act

The National Labor Relations Act (NLRA) guarantees the right of employees to organize and bargain collectively with their employers, and to engage in other protected concerted activity or to refrain from engaging in any of the above activity. Employees covered by the NLRA* are protected from certain types of employer and union misconduct. This Notice gives you general information about your rights, and about the obligations of employers and unions under the NLRA. Contact the National Labor Relations Board (NLRB), the Federal agency that investigates and resolves complaints under the NLRA, using the contact information supplied below, if you have any questions about specific rights that may apply in your particular workplace.

Under the NLRA, you have the right to:

- Organize a union to negotiate with your employer concerning your wages, hours, and other terms and conditions of employment.
- Form, join or assist a union.
- Bargain collectively through representatives of employees' own choosing for a contract with your employer setting your wages, benefits, hours, and other working conditions.
- Discuss your wages and benefits and other terms and conditions of employment or union organizing with your co-workers or a union.
- Take action with one or more co-workers to improve your working conditions by, among other means, raising work-related complaints directly with your employer or with a government agency, and seeking help from a union.
- Strike and picket, depending on the purpose or means of the strike or the picketing.
- Choose not to do any of these activities, including joining or remaining a member of a union.

Under the NLRA, it is illegal for your employer to:

- Prohibit you from talking about or soliciting for a union during non-work time, such as before or after work or during break times; or from distributing union literature during non-work time, in non-work areas, such as parking lots or break rooms.
- Question you about your union support or activities in a manner that discourages you from engaging in that activity.
- Fire, demote, or transfer you, or reduce your hours or change your shift, or otherwise take adverse action against you, or threaten to take any of these actions, because you join or support a union, or because you engage in concerted activity for mutual aid and protection, or because you choose not to engage in any such activity.
- Threaten to close your workplace if workers choose a union to represent them.
- Promise or grant promotions, pay raises, or other benefits to discourage or encourage union support.
- Prohibit you from wearing union hats, buttons, t-shirts, and pins in the workplace except under special circumstances.
- Spy on or videotape peaceful union activities and gatherings or pretend to do so.

Under the NLRA, it is illegal for a union or for the union that represents you in bargaining with your employer to:

- Threaten or coerce you in order to gain your support for the union.
- Refuse to process a grievance because you have criticized union officials or because you are not a member of the union.
- Use or maintain discriminatory standards or procedures in making job referrals from a hiring hall.
- Cause or attempt to cause an employer to discriminate against you because of your union-related activity.
- Take adverse action against you because you have not joined or do not support the union.

If you and your co-workers select a union to act as your collective bargaining representative, your employer and the union are required to bargain in good faith in a genuine effort to reach a written, binding agreement setting your terms and conditions of employment. The union is required to fairly represent you in bargaining and enforcing the agreement.

Illegal conduct will not be permitted. If you believe your rights or the rights of others have been violated, you should contact the NLRB promptly to protect your rights, generally within six months of the unlawful activity. You may inquire about possible violations without your employer or anyone else being informed of the inquiry. Charges may be filed by any person and need not be filed by the employee directly affected by the violation. The NLRB may order an employer to rehire a worker fired in violation of the law and to pay lost wages and benefits, and may order an employer or union to cease violating the law. Employees should seek assistance from the nearest regional NLRB office, which can be found on the Agency's Web site: **http://www.nlrb.gov.**

You can also contact the NLRB by calling toll-free: **1-866-667-NLRB (6572)** or **(TTY) 1-866-315-NLRB (1-866-315-6572)** for hearing impaired.

If you do not speak or understand English well, you may obtain a translation of this notice from the NLRB's Web site or by calling the toll-free numbers listed above.

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*The National Labor Relations Act covers most private-sector employers. Excluded from coverage under the NLRA are public-sector employees, agricultural and domestic workers, independent contractors, workers employed by a parent or spouse, employees of air and rail carriers covered by the Railway Labor Act, and supervisors (although supervisors that have been discriminated against for refusing to violate the NLRA may be covered).

This is an official Government Notice and must not be defaced by anyone.

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MWC and its subsidiary companies operate under a comprehensive array of programs and internal written policies that:

•	Promote a workplace free of discrimination and harassment
•	Prohibit child labor, forced labor, and human trafficking
•	Provide fair and equitable wages, benefits, and other conditions of employment in accordance with local laws
•	Provide a process for complaint resolution
•	Provide safe and humane working conditions
•	Recognize employees’ rights to freedom of association and collective bargaining

Failure to adhere to stated policies and codes of conduct intended to respect the human rights of our employees may result in disciplinary action, up to and including termination of employment.

Competitive Wages and Benefits

Positive, productive and engaged employees are better able to provide quality service to our customers and value to our shareholders and society at large. We offer employees a robust compensation and benefits package that includes:

•	Competitive Salary
•	Medical, Dental, Vision and Prescription Coverage
•	Convenient Telemedicine support
•	Flexible Spending Accounts for Medical and Dependent Care
•	Life and Disability Insurance
•	Estate Planning
•	Commuter Benefits
•	Tuition Reimbursement
•	401(k) Plan with Company Match
•	Employee Stock Purchase Plan (via Payroll Deduction)
•	Paid Vacation and Personal Days
•	Paid Holidays
•	Employee Assistance Program
•	Pet Insurance
•	On the Job Training
•	Licensing and Certification Programs

MWC benchmarks its salaries with other companies in our industry and the local labor market. We conduct salary surveys to ensure fair and equitable wages for work performed. Employees are reviewed semi-annually and annually in performance reviews and provided with career planning, support and individual development plans to ensure adequate enterprise-wide succession planning. The Company aims to promote from within and works to identify in-house candidates prior to recruiting externally.

Promotions and wage increases are authorized on the basis of merit, improved skills or capabilities, advanced license achievement, performance, reliability, punctuality, and length of service. Non-exempt personnel may be awarded one time bonuses for successful performance or completion of special projects.

We work to ensure full compliance with applicable wage, work hours, overtime and benefits laws. Unused sick time is paid out at the end of the year.

Engaging Our People

Our employees are the foundation of our company success. We work to keep employees informed of company policies, news and developments through several methods.

We utilize emails, newsletters and our company integrated organizational intranet communications system, “The Fountain” to keep employees at our various locations apprised daily of company happenings, news, videos, new employees, sympathy/birth/ wedding announcements, employee activity committee events and much more in real time. It is also the central repository for necessary forms, policies, safety and cyber updates and employee information. Employees can also opt-in to a News@Home service to receive important updates at home to read in their free time. Employees who feel included help drive customer satisfaction. We provide numerous employee events and volunteer opportunities that help keep our people connected.

Employee Satisfaction Survey

We conduct periodic employee satisfaction surveys, independently managed by a third party vendor, which provide employees the opportunity to offer feedback on our company culture and provides management with a roadmap for areas of further improvement. Our most recent survey generated a 65%+ response rate from employees.

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A Positive, Healthy Workplace

A connected culture works best when employees feel their best. We encourage our employees and their families to get regular checkups and practice good health habits. We provide an environment that contributes to the overall health and well-being of our employees by providing free flu shots, health screenings, stress management webinars and more. Because we realize we spend most of our waking hours sitting down, the company recently invested in ergonomically designed height-adjustable desks (also known as standing or sit/stand desks) which allows employees to freely switch from a sitting position to a standing position. A growing body of research suggests that standing desks help boost productivity and prevent adverse health conditions caused by sedentary habits.

The Company employs full and part-time employees and depending on the employee role, is flexible. As the water business demands 24/7, 365 days a year service, we never close and treatment plant operators work on holidays to ensure the delivery of safe drinking water. Business hours are 9 am to 5 pm Monday through Friday. Given the nature of water operations, limited flexibility of work schedules is allowed through staggered starting and end times. MWC continues to explore more opportunities for telecommuting.

Employee Wellness Programs

MWC encourages and supports employees’ pursuits of safe and healthy lifestyles through our Wellness Program. Through this program, employees and their family members are eligible to receive monthly rewards for achieving a required number of fitness center visits or achieving certain step milestones monthly .. Employees also have access to gym discounts, wellness tips/reminders, information on nutrition, fitness, disease prevention and general safety.

A Smoke-Free Workplace

In the interest of providing a safe and healthy environment for employees, customers and visitors, the Company does not allow the use of tobacco products (including but not limited to cigarettes, cigars, pipes and smokeless tobacco) inside any building owned or operated by Middlesex Water Company or its subsidiaries.

Employee Assistance Program

When someone on our team suffers due to a life change, personal or work-related challenge, we are all impacted. Our employee’s well-being matters to us. Each one of our employees serves as our company’s ambassadors to the public. When they are not at their best and are struggling with home, work or family pressures, it can adversely affect them, team morale, interfere with job productivity and undermine public confidence in the Company. MWC‘s Guidance Resource program is provided free of charge to employees and their families and offers a wide range of support and referral services including:

•	Financial Counseling
•	Grief and Loss Counseling
•	Substance Abuse Support
•	Elder Care Assistance
•	Marriage Counseling
•	Personal Development/Enrichment
•	College Planning
•	Dependent Care

In 2018 and 2019, approximately ten percent of our employee base benefitted from utilizing the services of our Employee Assistance Program.

Tuition Assistance Program

Full-time employees enrolled in pre-approved undergraduate or graduate courses or professional licensing courses at colleges, professional schools and vocational/technical schools may qualify for MWC’s Tuition Assistance Program. Candidates applying for tuition assistance must have satisfactory performance and at least 6 months of service with the company.

Employee Activities Committee

MWC maintains an Employee Activities Committee whose role is to help plan and coordinate a calendar of company events which foster employee interaction, camaraderie and recognition of achievements. These events are often fully or partially subsidized by the Company and include: a yearly service award banquet, holiday parties, chili cook-offs, crab fests, trips to ball games, museums, special outings and employee appreciation events. These events help build and foster positive relationships among our employees and their families.

Social Responsibility Committee

The Social Responsibility Committee coordinates employee volunteer opportunities that positively impact those in the communities we serve. Examples include beautification projects, coat drives, food collections and events promoting diversity awareness. This Committee also raises awareness for and plans environmentally friendly initiatives such as watershed cleanups, promoting recycling, eliminating the use of Styrofoam and plastic straws in kitchen areas and reducing bottled water use. Such initiatives promote teamwork, collaboration and company pride that comes from making a positive contribution to our community and our environment.

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Recruiting Talent

Identifying qualified employees with the appropriate licenses and certifications required in our highly technical water and wastewater industry is becoming a growing challenge for our company and the industry. Our plan includes attracting a diverse applicant pool, creating career progression and development plans that keep employees engaged and capturing knowledge from seasoned professionals.

MWC is working to improve recruitment of military veterans. Former members of the military are a good fit for the water sector because of their technical and leadership skills and experience working non-traditional hours in a regulated environment. In addition, they offer problem solving abilities and skills in utility management, engineering and water and wastewater operations.

Employee Referral Bonus

MWC is using the power of employee referrals to strengthen its workforce. The Company provides a monetary award to employees who refer qualified candidates who are hired by the Company. Given all parties remain eligible based on program rules, awards are paid out approximately 90 days after the referred employee is hired. According to our research and experience, new hires who are referred by existing employees are more likely to stay with a company longer, are a better culture fit in the long term and are highly motivated to excel.

Career Fairs

Our employees represent our company at Career and Job Fairs and regularly speak with high school, college students, prospective employees and military veterans about careers in the water industry and the required skills and education needed for various positions.

To help students on their career exploration path, MWC professionals in various disciplines will visit local high school classrooms to discuss fields of engineering, water treatment, communications, etc.

Internships

The Company offers an Internship program to encourage students to consider pursuing a career in the water industry. Internship roles are primarily seen in the Engineering field, but are open to Information Technology, Accounting, Communications, Human Resources and other operating units. These internships pay significantly higher than minimum wage and has allowed the Company to offer employment to some after a completed internship.

Dover Air Force Base

As a leading provider of water and wastewater utility services, MWC’s Delaware subsidiary, Tidewater Utilities, Inc. was awarded ownership and operation of the U. S .. Department of Defense privatization contract for the Dover Air Force Base (DAFB) system in Dover, Delaware. Under a 50-year agreement, Tidewater will maintain and operate the DAFB water system as well as make all necessary capital improvements to provide continued reliable utility service to the Base.

DAFB executes hundreds of missions throughout the world and provides 25 percent of the Nation’s strategic airlift capability, projecting global reach to over 100 countries around the world. DAFB operates the Department of Defense’s largest and most technologically advanced aerial port and is the only Continental U. S. Port Mortuary. Chairman, President and CEO Dennis Doll was inducted as an Honorary Commander of the 512th Airlift Wing Command in 2013.

15 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	OUR PEOPLE

Building and Maintaining a Safety Culture

Safety is a critical component of everything we do. The wellbeing of our employees, our customers and the public is absolutely essential to business operations. We aim to maintain a safety culture where:

•	Working safely and reporting unsafe conditions or other job hazards is every employee’s responsibility.
•	Employees come to work and return home safe every day with no employee ever required to work in unsafe or unhealthy conditions.
•	Customers know their water is safe to drink and meets or is better than state and federal drinking water standards.
•	The ultimate goal is zero accidents and injuries.
•	Compliance with company safety rules is considered a condition of continued employment.

This culture – to never take safety for granted – comes to life through onboarding, training videos, workshops, competitions, communications as well as policies, procedures, internal controls, performance evaluations and senior management oversight.

Maintaining a Safe Work Environment

At MWC, keeping our employees and our customers safe while delivering high quality water service is a core priority that every employee learns from day one. Our business has associated dangers as our crews often work with heavy equipment, near ongoing traffic, in trenches and confined spaces and potentially high water pressure environments. Our policy is to provide a safe and healthy workplace and comply with applicable safety and health laws and regulations, as well as internal requirements. We work to provide and maintain a safe and productive workplace by addressing and remediating identified risks of accidents, injury and health impacts. We listen to internal and external feedback as to how to improve our safety practices. We provide the necessary, tools, training, equipment and apparel, for the safety of our crews operating in the field and at our plants and mandate and enforce procedures that are designed to protect our employees from injury. We also are reinforcing the constant need for situational awareness and to be cognizant of surroundings and work conditions at all times. When excavation or maintenance work on our water mains impacts pedestrian and vehicular traffic, we always establish safe work areas and work with local police to ensure public safety.

Executive and Safety Council Oversight

An Executive Level Safety Council sets the strategy and tone for the company’s commitment to safety and health practices by collaborating with all business units to establish and enforce appropriate corporate policies, operating procedures and training. The Safety Council also works with the Risk Management Team to review trends, identify potential safety and risk concerns, recommend safety improvements, identify training topics and institute corrective action and mitigation strategies with regards to monitoring compliance, and the maintenance and enforcement of policies.

In addition, we engage our employees through initial and refresher individual and classroom training, ongoing communications, online learning, case studies and education about policies and procedures through which they learn the value of a safe work environment. They also receive training in operating in an environmentally responsible manner. We encourage the immediate reporting of risks and safety hazards by all employees. Our process is not about assigning blame or assessing fault but to identify, understand and mitigate risks. Should a safety breach be reported, we immediately work to determine root cause to identify and implement immediate corrective action and a mitigation strategy. We genuinely want to understand the facts, to learn from mistakes and to encourage full and candid reporting to better protect the public, our people and our assets.

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MWC is invested in a rigorous industry- established and government sanctioned safety program that includes Occupational Health & Safety Administration’s (OSHA) Safety Training, First Aid and CPR, Defensive Driving and Cyber Security. Personnel receive safety training at the time of initial hire and receive annual refresher training.

MWC’s established OSHA compliance training program is subpart-based and addresses the following subject areas.

•	Walking Working Surfaces
•	Means of Egress
•	Sign, Signals and Barricades (Including Flagger and Know the Signs)
•	Personal Protective Equipment
•	Confined Space Entry and Lock-Out Tag-Out
•	Medical Services and First Aid
•	Excavations
•	Electrical
•	Toxic and Hazardous Substances: Air Contaminants (Silica and Asbestos);
•	Access to Exposure and Medical Records; Blood-borne Pathogens; Hazardous
•	Communications; Retention of DOT Markings and Placards; Hazardous
•	Laboratory Chemicals

To support continued compliance with the OSHA standards, MWC employs a subpart-based training approach which is implemented by designated On-Site Program Administrators (OSPA’s), in-house enterprise resources. To ensure understanding and OSHA compliance across the company’s various locations, MWC has created one page resource bulletins entitled “Keeping You Safe. ” These bulletins, authored by the individual subpart OSPA and sent to all employees, explain the subpart and why compliance matters, where to find related policies, offers Awareness Action Highlights and lists contacts and resources to help further employee understanding.

Injury Prevention Training

An employee’s role determines their level and scope of training. A new employee’s onboarding process includes instructor-led safety training in appropriate OSHA subparts before they actively engage in work. All aspects of safety are monitored and tracked through continual, on-site audits. As many of our crews work in the field, supervisors at job sites must observe all worksites and operations, checking for worker safety and to ensure personal protective equipment is being used as prescribed. Workplace injuries, damage to equipment or property, or other job hazards encountered must be reported immediately.

On the Road

MWC conducts medically supervised pre- employment drug testing and Under Federal Motor Carrier Safety Regulation 49CFR, Parts 382, periodically tests all employees with a Commercial Driver License.

OSHA Training & Compliance

Compared to our industry Standard Industrial Classification peers, MWC’s Lost Time Frequency Rate decreased 65% between 2015 & 2019, all while the number of employees and hours worked increased.

OSHA Recordable Injury Rate Involving Days Away or Restricted Duty

2019: 14

2018: 6

Number of Productive Hours Worked 2019: 741,854

2018: 638,309

At MWC, we’re focused on recruiting, developing and retaining a competent, safety focused workforce.

17 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	OUR PEOPLE

Safety Mentoring

As our workforce changes, seasoned utility professionals retire and new, younger employees join our ranks, we need to be aware of potential safety gaps that can surface during this transition. To proactively address this reality, and further expand on a supportive and encouraging culture, we increased our “hands on” training approach to include more full days of on-site training several times a year. We also implemented an initiative to place our most senior field workers with our most junior Utility Service Representatives (USR’s) to emphasize our safety practices and reinforce institutional knowledge sharing. Our most effective safety improvement was to establish a program with Rutgers University for an intensive, hands-on Rigging and Hoisting Safety Training Program that all field personnel are required to attend. An educated, skilled and prepared workforce knows that proper equipment and correct load attachment can mean the difference between a successful lift and an accident in the field. Since this program has been developed, we are grateful to have had zero rigging and hoisting accidents.

Additional Safety Training

In addition to the specific departmental safety training programs that are required MWC offers additional training. For example, our water treatment plant production employees conducted two days of fire extinguisher training for all facility employees. All employees are encouraged to obtain free National Safety Council Defensive Driving Certification taught by a certified in-house instructor and to earn annual certifications on First Aid, AED and CPR Safety.

Workforce Training and Development

Employees of the MWC enterprise received

4,679 hours

of training in 2018 and

5,401 hours

in 2019.

At MWC we work to ensure that our employees have the appropriate training and education to perform their jobs in an atmosphere of continual learning, improvement and innovation. Our frontline supervisors, managers and human resource team help build a robust and talented workforce by utilizing knowledge capture and management programs, providing performance feedback twice yearly and utilizing succession planning and cross training programs. Our goal is to build continual competency of our staff to best support our mission and meet community expectations. We also want to protect the human rights of all employees and offer training on diversity and harassment prevention in this regard.

In addition, MWC provides optional training and development programs including ongoing water operations education, approved external business-related training and workshops all paid by the Company. Employees are actively encouraged to maintain all their job-specific certifications, licenses and continuing education credits. We recognize that in our industry the need for different skills is constantly changing and we work to ensure that we are ready to meet those challenges by encouraging upskilling and training to improve current skill sets.

Management Development Training

In addition to technical training, MWC also desires a workforce that is proficient in soft skills. Intensive management training programs that focus on communication, leadership, teamwork, effective decision making and managing change are available through our Management Development Program. The Executive Leadership Team is currently participating in the Crestcom Bullet Proof® Management Training Facilitator led Course, a year-long management development and leadership training course which includes 24 modules.

MWC is in the process of rolling out this training to the entire leadership team (individuals within our Core Leadership team and others identified through succession plans and workforce planning) in 2020.

As a further way to instill safety awareness, members of the Distribution Department participate in a “Safety Jeopardy Challenge” where participants compete to answer worksite safety questions correctly. Winners earn company recognition and credits to buy additional industry-approved safety gear and work attire.

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Cybersecurity Training

In our ongoing effort to strengthen our cyber posture, increase our resiliency, and secure our physical and virtual assets, Middlesex Water Company created a Cybersecurity training program. Anyone who uses our technology assets is required to take and pass the Cybersecurity Awareness training course. The complete course is administered yearly, however; general cybersecurity topics are reviewed throughout the year using different methods like news bulletins, tech tips and email reminders.

To gauge the effectiveness of our methods and to reinforce cybersecurity training the company conducts penetration testing, social engineering and vulnerability assessments. Information received from the testing result is used to tailor the training program and strengthen possible weaknesses. It is our goal to better prepare our employees to handle the responsibility that goes along with the use of company assets. This knowledge is not only helpful to them on a professional level, but it also better prepares them to address these cyber challenges in their personal lives.

Succession Planning

The water industry is undergoing the “silver tsunami” as nearly 1/3 of water industry employees will be facing retirement in the next 5 years. This not only accelerates the need to attract skilled workers, but also means an extraordinary amount of institutional and technical knowledge will be lost unless plans are put in place to capture their knowledge.

At MWC, individuals who excel in their roles are assigned to an experienced mentor who is able to provide guidance and exposure to a broad range of issues. This equips the employee with a comprehensive understanding of the importance of strategic decision making and promotes awareness of problems or scenarios they might not normally encounter. These programs are mutually beneficial and a valuable method for developing employees at all levels and critically important in the succession planning process.

Apprenticeship Programs

As we look to the future and anticipate the growing need for licensed water and wastewater operators, MWC is actively participating with Apprenticeship programs in the states in which we operate.

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Corporate Governance

We are committed to maintaining the highest standards in corporate governance. MWC’s board members are elected by shareholders to oversee their interest in the success of our company. Board members are divided into three classes with staggered three-year terms of office.

Board Leadership Structure

The Board of Directors has several standing committees through which it carries out its responsibilities. Each committee abides by its specific charter. The number, structure, function and performance of each committee is assessed periodically by the Corporate Governance and Nominating Committee. The individual committees are listed below and the duties of each committee are outlined in our latest Proxy Statement:

•	Audit
•	Compensation
•	Corporate Governance and Nominating
•	Pension
•	Ad hoc Pricing

INDEPENDENCE: With the exception of the Chairman of the Board, who also serves as President and CEO, all board members are independent under Nasdaq guidelines. The Company has an independent Lead Director.

ESG OVERSIGHT: Issues related to sustainability and formal oversight of Environmental, Social and Governance matters are part of the formal charter of the Corporate Governance and Nominating Committee.

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Board Diversity

The Board represents a diverse group of accomplished directors who bring a broad range of backgrounds and experiences to the company. The Corporate Governance and Nominating Committee focuses on the composition of the board with respect to depth of experience, balance of professional interest, required expertise and other factors of diversity. Diversity is broadly construed to mean a variety of opinions, perspectives, personal and professional experiences, such as gender, race and ethnicity difference as well as other differentiating characteristics.

Our directors are required to have a financial interest in our company through stock ownership to help reaffirm their interests align with those of the company’s shareholders.

Code of Conduct

Day to day behavior at MWC is guided and governed by policies and procedures which clearly define standards, internal controls and a Code of Conduct.

The Code applies to the entire enterprise and includes directors, officers and employees. This Code is intended to assist in the promotion of honest, legally compliant and ethical conduct within the Company and includes guidelines on disclosure of financial records and the maintenance of reporting systems as well as mechanisms to maintain compliance with applicable laws, rules and regulations. This Code is intended to assure directors, officers and employees that the reporting of questionable behavior is protected and encouraged by the Company. The Board of Directors, officers and employees are required to annually disclose any conflict of interest and certify that they have read, understand and comply with the Code of Conduct.

Additional information related to Board matters may be found at MiddlesexWater. com.

MWC Recognized For Board Gender Diversity

Middlesex Water Company is among a distinguished group of 29 other publicly held companies in New Jersey to be named a recipient of Executive Women of New Jersey’s (EWNJ) 2019 Corporate Board Gender Diversity Award for achieving an impactful level of gender inclusion by appointing three or more women to their

Board of Directors.

In addition, Middlesex Water was also recognized by 2020 Women on Boards (2020WOB) for board gender diversity. 2020WOB is a national cam- paign to increase the per- centage of women on U.S. company boards to 20% or greater by 2020.

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Key Governance Policies

Separate from its Code of Conduct, MWC promotes and enforces the following policies:

ANTI-CORRUPTION AND BRIBERY

MWC and its subsidiaries will not tolerate bribery or other corrupt business practices of any kind. We comply with all anti-corruption and bribery laws whenever and wherever we conduct business. Such anti-corruption laws prohibit giving anything of value, such as payment, gift or bribe to obtain the influence of officials, candidates or political parties. Middlesex Water is required to file an annual Business Entity Annual Statement with the New Jersey Election Enforcement Commission which discloses any contributions in excess of $300 made to political officials or groups by executive management or the Board of Directors and their immediate family members. This also discloses amounts paid by any municipality to the Company for contract services rendered.

TRADING COMPANY STOCK

MWCs insider trading policy complies with Securities and Exchange Commission regulations and prohibits any employee with access to material information (that has not been made public) from direct or indirect trading of company stock, or sharing of financial information for their, or any other person’s, benefit.

FREEDOM OF ASSOCIATION

The Company publishes Employee Rights Under the National Labor Relations Act, which includes provisions guaranteeing Freedom of Association and the right of employees to organize and bargain collectively.

NON-DISCRIMINATION POLICY

The Company has a policy on non- discrimination .. It prohibits and will not tolerate discrimination on the grounds of age, disability, ethnic origin, family status, race, religion, gender, sexual orientation and social origin.

RIGHT TO BE FREE OF GENDER INEQUITY

MWC complies with the Equal Pay Notification Law signed into effect in September 2012 which requires employers with 50 or more employees to distribute annual notification to workers detailing their right to be free of gender inequity or bias in pay, compensation, benefits, or other terms and conditions of employment. MWC requires signed acknowledgement of this notice from every New Jersey employee.

HARASSMENT PREVENTION POLICY

MWC is committed to maintaining a workplace that is free from violence, harassment, intimidation and other unsafe or disruptive conditions due to internal or external threats. As stated in our Workplace Violence policy, we do not tolerate verbal or physical threats, harassment or abuse of Company employees by anyone, including any supervisor, co-worker, vendor, client or customer of the Company. Reporting protocols for such incidents are in place as well as security safeguards for employees, as needed, to maintain respect for employee privacy and dignity. All company employees are required to attend sexual harassment training to enable them to identify abusive behavior and the steps required to report such behavior.

Whistleblower Hotline

MWC encourages all employees to report violations of any policy without fear of reprisal. They may report their concern to:

•	Their direct manager or next-level manager
•	The Human Resources Department
•	The Legal Department

The Company has a Whistleblower Hotline, available 24/7, seven days a week to allow any director, officer or employee to raise concerns about potential violations of the Company’s Code of Conduct, including policies related to human rights. To report a potential or suspected violation, callers may leave a voice mail message on the restricted and dedicated Whistleblower Hotline number, (732) 638-7508, which may only be accessed by the Chairman of our Audit Committee who is an independent Director.

The Whistleblower Hot Line procedures may also be found in the Company’s Code of Conduct and in the Governance section of the Company’s website under Investors at MiddlesexWater. com.

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Risk Management

Effective risk management contributes to improved corporate governance and controls. MWC maintains an active enterprise risk management program that identifies, evaluates and controls loss exposures that could affect the business, employees and customers. The pro- active program works to prevent and minimize the adverse effect of known and unpredictable events through a centralized program.

As an integral part of the business process, MWC works to promote a risk awareness culture throughout the company through formal and general internal awareness risk training, the documented reporting of risks and potential concerns on a Risk Register and via audit. Employees are required to immediately report employee injury, security incidents, property damage and raise and identify safety concerns without fear. All employees receive risk management training on risk identification, risk threshold and reporting procedures. This includes learning to anticipate and prevent risks to the health and safety of employees, our brand and reputation, business operations, corporate finance, customer service or investor relations risks before they occur. Risks, trends and root causes are reported to the Company’s senior management team in a formal Record of Risk along with corrective action and mitigation strategies. These risks are maintained on a risk register, and, depending upon severity, presented to the Internal Auditor, the Audit Committee of the Board and ultimately to the entire Board. Risk management oversight remains under the supervision of the General Counsel, with formal oversight as part of the formal charter of the Corporate Governance and Nominating Committee.

Internal Audit Function

MWC maintains an internal audit function which plans, conducts and reports on audits of business processes to assess effectiveness of internal operating controls, accuracy of reporting and efficiency of operations. This work includes:

•	Auditing department records and interviewing employees to ensure proper recording of transactions and compliance with applicable laws, regulations and internal policies.
•	Provides reasonable assurance that risk management, control and governance systems are functioning as intended.

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Supplier Selection & Performance

MWC utilizes a variety of qualified contractors and vendors to execute projects and provide goods and services. These include energy and chemical suppliers, engineering services, technology suppliers, construction and paving material suppliers, road restoration vendors, plant, facility and office building supply vendors. Where possible, we utilize local vendors. We require all of our business partners, suppliers and contractors to comply with all applicable state and federal regulations and laws and to share our commitment to doing business with the highest levels of ethics and integrity. This includes sharing the same commitment to upholding human rights and environmental, safety and regulatory practices that we espouse.

The Company is focused on building strategic relationships with key suppliers and service providers, to identifying ways to broaden our supplier base while ensuring that qualified, reputable and experienced contractors and superior materials are secured for our needs.

CONTRACT REVIEW AND APPROVAL POLICY

Contracts are fundamental components of our business, but they can come with business and legal risks that must be properly identified and addressed prior to execution. Middlesex has a formal contract review and approval policy for evaluating, negotiating, reviewing and executing contracts and any related documentation binding the Company to obligations to another contracting party. All contracts are reviewed by the General Counsel before signature. This process also requires that the Company and all employees, prior to execution of the contract, obtain the necessary Insurance and Certification Agreement and Certificate of Insurance documentation to protect the Company from loss or exposure.

The policy further enables the company to better manage the vendor relationship and negotiate and attain contract terms that optimally benefit ratepayers, investors and regulators.

CONTRACTOR PREQUALIFICATION

MWC has a contractor prequalification process that helps to maintain safety as well as mitigate further risk to our business operations. Contractors are required to submit an application of qualifications including but not limited to their OSHA Safety Record or any citations; record of failed or incomplete projects, bonding capacity, project experience, financial history, equipment used, and related insurance documents. Additional certifications include background checks, safe worksite attestation and anti-harassment training certification.

SUPPLIER PERFORMANCE

Our contract language allows us to audit vendors and ensure adherence to specific provisions including preventing human rights risks to people and our value chain. MWC uses contractors on many of its larger and more highly visible construction projects and these workers interact with our customers as an extension of the MWC brand. Vendor conduct and expectations in terms of compliance with federal, state and local occupational health and safety regulations as well as applicable environmental laws and regulations and our own operations protocols are stipulated in their contractual obligations with our Company. To ensure consistent levels of service, MWC holds periodic job site and operations meetings, often with contractor participation, to ensure steady progress of large complex projects. Standards of operation are clearly specified as well as expected response time for customers and officials. Company inspectors regularly monitor the work of our contractors out in the field.

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Serving Our Customers

Changing customer expectations and comparison with the customer experiences provided by online retailers has required us to adjust our approach to building and maintaining customer satisfaction. We’ve become more nimble, responding more quickly to inquiries, communicating more often, providing more platforms for engagement, easier payment options and using technology to help further shape the customer experience.

FRIENDLY	We are happy to help our customers understand their water usage and their water bill and are committed to resolving all inquiries with courtesy and respect.
ACCURATE	Our representatives actively listen to ensure we understand the customer’s issue and their expectations and respond effectively to resolve concerns.
DEPENDABLE	We are available to our customers 24/7 to address emergencies.
RESPONSIVE	Our crews respond to emergencies within 60 minutes 95% amount of the time.
ACCOUNTABLE	Our representatives are eager to help customers better manage their water service whether that be by identifying usage patterns, suggesting water efficient fixtures or answering questions related to water quality. If service issues cannot be resolved, customers can readily file a complaint with the governing regulatory commission.

Maintaining positive relationships with customers also involves helping customers understand their rights and their responsibilities when it comes to their water service.

We’re working to improve the customer experience through culturally-sensitive communication that reflects the demographic and language diversity of our service area. We’re continually investing in our internal systems to ensure accurate and timely customer data.

25 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	SERVING OUR CUSTOMERS

Customer Rights

•	You have the right to utility service if you are a qualified applicant.
•	You shall not be asked to pay unreasonably high deposits as a condition of service, nor make unreasonable payments on past due bills.
•	You are entitled to at least one deferred payment plan in a year.
•	You have the right to have any complaint against your utility handled promptly by that utility.
•	You have the right to call upon your state public utility regulatory authority to investigate your utility complaints and inquiries. Your service may not be terminated for nonpayment of the disputed charges during an investigation.
•	If you suspect your meter is not working properly, you have the right to have your meter tested, free of charge, once a year by your utility. Please see your company-specific Tariff for associated charges.
•	You have the right to voice concerns to the Company about service or billing matters at the time of the occurrence, as well as in writing.
•	You have the right to a written notice of termination, ten days prior to discontinuance of service for non-payment.
•	Your residential service may not be shut off on weekends, holidays, Fridays, the day prior to a holiday or if a valid medical emergency exists in your household. If you live in a multi-family dwelling, you have the right to receive a posted notice of any impending shut off. This notice must be posted in a common area and/or sent individually to each occupant.
•	You have the right to have a “diversion of service” investigation if you suspect the level of consumption reflected in your utility bill is unexplainably high. Diversion is the unauthorized connection to pipes, whereby someone else’s utility service registers on your meter without your consent or knowledge.

Customer Responsibilities

•	The customer owns and is responsible for maintaining the service connection from the curbstop to the house.
•	The customer is responsible for maintaining the interior plumbing system, including all pipes and plumbing fixtures. Customers, particularly operators of institutions (schools, hospitals,hotels/motels) and other large facilities, should follow appropriate procedures for maintaining their own plumbing systems.
•	The customer is responsible for protecting the interior water meter from damage due to freezing, hot water and other causes.
•	The customer is responsible for all charges accruing for water service until notice, preferably written notice, has been given to the Company to discontinue service.
•	The customer is responsible for following advisories and recommendations issued by the Company, specifically with regards to matters of water quality.

26 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	SERVING OUR CUSTOMERS

Keeping Customers Informed

Helping customers to better understand the value of water, the service we provide and the role they can play in learning more about the water they consume is an ongoing process. We’re constantly evaluating our messaging and platforms to increase awareness and engagement.

In addition to direct mail, postcards, targetted announcements and community based media, we’ll often post updates on web sites of our municipal partners and also use the following modes of communication:

WEBSITE: Our website MiddlesexWater. com provides a wealth of information related to the MWC family of companies on customer care topics, water quality, infrastructure, careers, tips and tools, including helpful guidelines for builders and developers. A scrolling service banner alerts customers should there be a regulatory mandated boil water advisory issued.

WATER FOR TOMORROW®

WEBSITE: A companion website, WaterforTomorrowmwc. com, provides an overview of key infrastructure investment projects being undertaken by the company including the Western Transmission Main construction, RENEW and the Ozone Plant Upgrade. Visitors can ask questions directly, view project Fact Sheets and Frequently Asked Questions, status of projects, road closure updates and related customer communications.

IN YOUR COMMUNITY: Our annual newsletter showcases company and staff developments, major capital program initiatives, industry news and other relevant information.

CUSTOMER UPDATE: This publication educates consumers about water and includes information on billing, conservation tips, how to check for leaks, ways to dispose of medication safely and provides important contact information and other relevant data.

BLOGS: Our Blog, “Keeping You Tapped In” helps customers fight scammers, promotes careers in the water industry and drives further understanding of the water treatment and monitoring process.

WE’RE SOCIAL!: We engage with our customers through our social platforms and issue emergency notification and updates, traffic and weather alerts, office closings and other important messages in real time via our Facebook and/or Twitter sites. Customers want information and we provide it on a range of topics including: wise water use, storm preparedness, home maintenance and safety information. These sites have been of tremendous value in disseminating important information quickly and cost efficiently and we are getting more engagement and followers every day.

ABUNDANCE OF CAUTION CUSTOMER NOTIFICATION POLICY

To further ensure customer safety and enhance customer service, MWC utilizes cloud-based communications, social media and online tools to provide timely updates, resources and emergency notifications to our customers. Whenever performing planned or unplanned maintenance and repairs, MWC’s policy is to issue a precautionary boil water “recommendation” as an added protective measure for customers. This approach is not a required regulatory notification but the Company believes its customers should know there is the potential, no matter how small, that during even routine repair work, the water supply could be impacted. While these frequent boil water recommendations may appear as an inconvenience to customers, they really are an example of how Middlesex Water Company goes above and beyond any regulatory requirement to ensure the public health protection of the communities we serve. We feel that all customers–from new parents caring for young infants to the immuno- compromised to pet owners–have a right to know, even when it is not required by Federal or State regulation, of the potential that water quality may be affected by repair work in progress. In the infrequent instance where a boil water advisory is mandated by the governing regulatory authority, the Company responds accordingly.

27 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	SERVING OUR CUSTOMERS

DIRECTAlert

Our customers’ health and safety is of paramount importance. We’ve created the DIRECTAlert Program to allow our customers to update their contact information at any time so we can communicate directly with them, via automated phone call, about major disruptions to their water service or water quality emergen- cies that may impact them. The Company will also post information and Alerts on its social media platforms and its website.

H2O Smart Pay

In our efforts to enhance and provide flexible and more convenient payment options, we offer paperless billing and our on-line bill pay portal, My H20 SmartPay. Middlesex Water’s e-billing solution lets enterprise customers manage their account information, receive and pay bills electronically and set up reminders and automatic payments of their water bill all through one secure and convenient website.

E-BILLING PROVIDES:

•	Flexibility for account access 24/7, 365 days a year
•	Ability to pay bills electronically from desktop, tablet or smartphone
•	Ability to make one time or recurring payments and set up payment reminders

In addition, this helps customers better budget and organize finances and reduces “bill clutter.”

AVERAGE TOTAL UTILITY COSTS PER MONTH

State	Electricity	Natural Gas	Water	Internet	Cable	Total
Delaware	$121.73	$83.41	$70.39	$60.00	$85.00	$420.53
New Jersey	$102.38	$51.11	$70.39	$60.00	$85.00	$368.88

Source move.org 2020

Affordability

Middlesex Water realizes that water affordability is emerging as a growing concern across the U.S. The reality is that aging water and wastewater infrastructure, rising costs of power, an ever changing regulatory landscape, generally declining industrial activity and heightened public concern driving new types of treatment and chemicals requires upgrades that can have an impact on rates.

In New Jersey, our rates are set by the New Jersey Board of Public Utilities which helps assure that rates are held to a fair and reasonable level. In Delaware, our rates are regulated by the Delaware Public Service Commission in the same manner. In both instances, these regulators thoroughly review our company’s operations and costs to collect, treat and deliver water and examine how our infrastructure improvements will sustain the delivery of clean, safe water. Our water rates are based on a consumption charge and a facilities charge for each billing period. Tariffs for all companies in the MWC enterprise, as well as regulatory filings, can be found on our website under Rate Information. MWC bills on a quarterly basis. MWC charges for water based on the full cost of service.

An average residential customer of the Middlesex System uses approximately

17,000 gallons

per quarter.

A residential quarterly bill for this average usage through a 5/8” meter is

$152.99

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Middlesex works with economically disadvantaged customers to establish payment plans and will refer customers to social or government associations for additional help and guidance. We make a special effort to utilize every alternative before terminating water service for nonpayment of bills. In addition, in New Jersey, regulations have been established that safeguard customers against the unexpected loss of water service including during holidays and for residents who rely on water service for life sustaining medical equipment. Customers may also request Third Party Notification and Telephone Notification which provides a degree of extra protection. Through Third Party Notification, residential customers have the right to ask that we send to a third party – a relative, friend, clergyman or social agency – written notice of any intent to discontinue service because bills have not been paid. The third party incurs no obligation.

Percent of Residential Customer
Water Disconnections for Non-payment and
Reconnected Within 30 Days

New Jersey	Delaware
2018: 3.9%	2018: 7.6%
2019: 3.71%	2019: 7.1%

METER REPLACEMENT

Middlesex Water is currently embarking on a multiyear project to relocate meters from inside the home to an inground meter pit at the curb. Meters ensure accurate water consumption readings and fair billing. The installation of meter pits outside the home offers customers the benefits of convenience, safety, protection, efficiency and removes the customer’s responsibility of maintenance. This also positions the Company to implement advanced metering technology more efficiently and cost-effectively.

MWC is bound by regulations to periodically change and test meters to ensure meter accuracy. The meter pit and new meter is installed by MWC personnel or its approved contractors at no cost to customers and is the property of MWC.

Water Quality

Water is essential to public health protection, quality of life and for the economic vitality of our communities. MWC’s team of water professionals is committed to delivering high quality and reliable water service 24/7, 365 days a year. All of our drinking water plants are staffed by professionally licensed, trained and experienced operators. We regularly test for over 250 constituents in our water to ensure compliance with state and federal drinking water regulations and existing government environmental regulatory agencies’ water quality standards.

We report on testing and monitoring practices at each system through our Annual Water Quality Report, also called a Consumer Confidence Report available online at: MiddlesexWater.com/ water-quality

In 2018 and 2019, water provided by the Middlesex System met or was better than federal and state drinking water quality standards.

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Partnership for Safe Water

MWC is a member of The Partnership for Safe Water, a voluntary effort between six prominent drinking water organizations, including the American Water Works Association and more than 300 water utilities. The goal of the Partnership is to provide a measure of public health protection to millions by encouraging utilities to voluntarily improve performance beyond current regulatory requirements. Middlesex Water Company has been recognized by the Partnership with the 15-Year Directors Award, which is the result of our effort to optimize treatment plant and distribution system operation and performance.

Lead Education/Service Line Detection Policy

In our role as a water provider and protector of public health, we take lead seriously and urge our customers to do the same. Middlesex works to educate the public about the dangers of lead as a public health risk. Our company eliminated all of our documented lead service lines more than 25 years ago as the Lead and Copper Rule was initially becoming effective. Water delivered by Middlesex Water Company is in compliance with the U ..S. Environmental Protection Agency’s Lead and Copper Rule, which sets standards for sampling for lead in drinking water ..

While water is lead-free when it leaves our treatment plant, lead can be released when the water inside the pipe comes in contact with customer-owned lead service lines, lead interior plumbing, brass faucets, valves or fittings, galvanized iron pipes or copper pipes with lead solder. Our surface water treatment processes include introduction of corrosion control to further protect customers from the potential of lead entering their drinking water as a result of any lead plumbing fixtures that may still be present in their homes.

Middlesex Water strongly encourages its customers to test their portion of the service line for lead and, if detected, to contact a licensed plumber to have the line replaced. Should the Company detect lead on the customer’s portion of the service line it will provide lab analysis, notify the customer via registered mail of the finding in writing and strongly advise that the service line be replaced.

Hydrant Flushing and Maintenance

Hydrant flushing maintains the integrity of the water distribution system and piping network, removes sediment and rust from the water, widens the pathway for water to flow and helps to maintain proper chlorine concentrations throughout the water system. MWC schedules preventive hydrant flushing annually as a critical step in hydrant operations and in ensuring water quality. Flushing also helps us identify if hydrants are in working order and ensure proper operating conditions for fire fighters.

Maintenance of Internal Plumbing

While Middlesex Water’s treatment systems are designed and operated to produce water that meets all state and federal standards, some substances and microscopic organisms that flow through undermaintained or stagnant customer-owned plumbing systems may form higher concentrations which can develop into a public health risk. Middlesex reminds all customers, including residential, commercial and industrial customers, and other large facilities such as schools, hospitals and hotels/ motels, that they should follow appropriate procedures for maintaining their own internal plumbing systems and appliances through its Annual Consumer Confidence Report.

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Emergency Home Repair Plans through HomeServe

To help our customers deal with costly and inconvenient emergency repairs in their homes, Middlesex Water Company has partnered with HomeServe to offer optional, yet affordable home repair plans to its customers. These plans include protection for exterior water service lines, exterior sewer and septic lines, interior plumbing and drainage and hot water heaters.

HomeServe Cares Foundation

Emergencies can happen to all of us and sometimes people are better able and prepared to handle these setbacks. As a HomeServe partner, should our customers, who are not presently covered by HomeServe, require assistance with emergency repairs, Middlesex Water may refer them to HomeServe Cares. To be eligible for the HomeServe Cares Program, applicants that do not already have a service plan from HomeServe, must have a home repair emergency, face health or safety issues if repairs are not promptly made and meet certain financial requirements. Once an application is submitted and approved, Home Serve will arrange for emergency repairs at no cost to the homeowner through its network of local, licensed and qualified contractors.

Protecting Our Facilities, Customer and Employee Data

While they can never truly be eliminated, risks to our critical infrastructure, technology systems and data security can be mitigated. MWC utilizes proactive asset protection and technology planning and has policies in place to help keep its facilities, systems and its customer and employee personal data safe. We partner with the Department of Homeland Security to identify vulnerabilities and conduct external penetration testing of our facilities and systems. We coordinate regularly with neighboring utilities to anticipate and prepare for projects that have the potential to impact water supply. We also maintain interconnections and collaborate frequently with utilities in our local geographic water sector. National Incident Management Systems training prepares members of management in areas of Critical Infrastructure Protection, Critical Asset Risk Management and Critical Infrastructure Security and Resiliency Awareness. We routinely meet with local fire, police and emergency management as they also act as our eyes and ears around our utility assets. We work with industry organizations, neighboring utilities and our regulators to share information and promote best practices.

CYBERSECURITY

We modify, upgrade and or replace our information technology periodically to prevent potential disruption of our internal control structure. Other cyber defense mechanisms include anti-malware, data encryption, sound computer use policies, periodic penetration attempts and testing and incident response plans.

Middlesex Water Company is dedicated to the protection of company assets from a standpoint of a Confidentiality, Integrity and Availability perspective. Protecting company assets, operations and securing Customer’s Personal Identifiable Information is a responsibility that we take very seriously. We strongly believe that improving our cyber posture is a vital part of company operations. As such, the company has taken steps in pursuit of a comprehensive cybersecurity awareness approach. Listed below are a few notable items:

1. The adoption of the United States Department of Commerce National Institute of Standards and Technology Cybersecurity framework.

2. Partnering with the Department of Homeland Security (DHS) to conduct periodic social engineering test exercises.

3. Partnering with companies that follow strict adherence to Payment Card Industry data security standards.

4. Protecting customer’s right to privacy by only collecting and storing information necessary to support standard business functions.

5. Using a layered security approach by adopting a Defense-in-depth strategy.

6. Securing employee privacy by adhering to HIPAA laws.

7. Securing our operational network, commonly known as Supervisory Control and Data Acquisition (SCADA) by utilizing NIST SP800-53 key areas of control for:

a. Identification and Authentication b. Access Control

c. Audit and Accountability

d. System and Communications Protection

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Emergency Management and Business Continuity

Widespread loss of water service is not a common occurrence. Nevertheless, we must plan for unanticipated events and crises which could interrupt our ability to provide service. Our Emergency Management and Security Committee (EM&SC) is responsible for the development and maintenance of the company’s Emergency Response and Business Continuity Plan (ER&BCP) along with exercise planning, continued training, coordination with respective State, county and local emergency management agencies and execution of the plan within their respective operating/business units. We are equipped to protect the health and safety of our people and our assets and take this responsibility very seriously. We also engage with other utilities to identify best practices and ways to work together to meet community needs.

Emergency Preparedness– Working to Deliver Business as Usual

Middlesex Water has identified sources of emergencies that may affect operations, including, but not limited to, natural disasters such as floods, drought, major storms and severe weather, cyber-attacks, pandemic, sabotage, and finished water contamination and has individual plans for each. Our approach to emergency management includes a collective team of individuals that have undergone National Incident Management System (NIMS) and Incident Command System (ICS) training and exercises. In accordance with the Federal Emergency Management Agency (FEMA), both NIMS and ICS training provides a standardized approach to coordinating activities and communication with multiple functional agencies to enable those agencies to collectively work together during an incident.

PREPAREDNESS Members of the EM&SC conduct routine reviews and training with staff to make sure employees are able to carry out emergency functions. This planning includes monitoring weather events, properly staffing our facilities, maintaining adequate emergency fuel supplies to power pumps and vehicles and securing sufficient standby electric generation capacity in the event of loss of power.

RESPONSE We will immediately initiate resources to manage the event in order to minimize the impact on the safety and welfare of customers and employees, lessen property damage and speed recovery.

RECOVERY To return the Company to its pre-disaster state, our recovery program not only seeks to restore vital service to the public, it will assess damages, offer assistance in the community and work with state and federal agencies to carry out authorized recovery programs.

MITIGATION We believe in lessening the impact of unplanned emergencies by conducting routine risk analysis and developing preventative measures and action plans to reduce their impact on our company and its stakeholders.

The Company utilizes supervisory control and data acquisition (SCADA) networks which help perform key functions in water service treatment. These systems are critical infrastructure and MWC has taken numerous steps and implemented intrusion detection protocols and monitoring to harden its SCADA network to prevent disruption of service, process redirection or manipulation of operational data.

Middlesex Water participated in “black sky hazard,” a training exercise which involves collaboration with utilities in other sectors, employing strategies to address business needs and protecting society from unique hazards. The importance of developing situational awareness in the unlikely event of a black sky hazard is a testament of our commitment to stakeholders to maintain order when faced with this improbable challenge.

MWC plans and hosts drills and tabletop exercises simulating breaches to its facilities and systems. It also actively participates in The U.S. Department of Homeland Security’s “Cyber Storm” exercises. This national-level cyber exercise simulates a cyber crisis of national and international consequence. It remains the Nation’s most extensive cybersecurity exercise, with over a thousand players nationwide. While no actual systems are attacked during the exercise, Cyber Storm provides a venue to simulate discovery of and response to a large scale, coordinated cyberattack impacting U.S. critical infrastructure. The exercise helps assess cybersecurity preparedness; examines incident response processes, procedures, and information sharing; and helps utilities identify areas for improvement.

America’s Water Infrastructure Act AWIA

America’s Water Infrastructure Act (AWIA) was signed October 23, 2018 and amends the Safe Drinking Water Act. The purpose of AWIA is to evaluate the risk and resiliency of community water systems to natural hazards and malicious acts on critical assets, prepare utilities to respond and protect the public from acts that may occur at community water systems. Requirements of the Act call for community water systems serving over 100,000 people (directly or indirectly) to conduct a Risk and Resilience Assessment by March 31, 2020 and to submit an Emergency Response Plan certifying the Risk and Resiliency Plan by September 20, 2020. Both documents must be updated and certified every five years. Middlesex Water conducted risk and resiliency workshops to identify vulnerabilities from natural hazards and malevolent acts and consequences from such threats to critical assets. Middlesex expects to submit certification of compliance with AWIA by March 31st, 2020 attesting it has a tactical level plan for immediate response to incidents of all types.

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Environmental Stewardship

Enterprise Environmental Policy

As a leading provider of life-sustaining utility services, we strive to operate in a responsible manner and minimize any adverse impacts of our operations on the environment. Operating responsibly means making prudent and timely investments to ensure the sustainability of our infrastructure.

We are committed to high standards of excellence in the delivery of water and wastewater services, to serving as a trusted resource to our customers and local governments, to building stronger communities and to providing a solid framework that drives economic stability, prosperity and quality of life. We set forth this policy which frames the foundation of our commitment to environmental stewardship:

THE MIDDLESEX WATER ENTERPRISE WILL:

•	Comply with, or produce results better than, applicable laws and regulations set forth by state utility commissions and government environmental regulatory agencies.
•	Include the consideration of environmental impact in all business strategies, initiatives and project plans.
•	Work to ensure a reliable source of water supply.
•	Promote respect for the environment as part of our Company’s culture among employees and our suppliers in their daily operations.
•	Focus on reducing the amount of water lost (non-revenue) in our distribution system and employ leak detection and other available technology to achieve this goal.
•	Prevent pollution, reduce waste and minimize the consumption of resources to minimize risks to the environment.
•	Continually work to educate customers about the importance of protecting and preserving our natural resources and the importance of wise water use.
•	Educate, train and motivate employees to carry out tasks in an environmentally responsible manner.
•	Build in system resiliency to mitigate effects of climate change and other short and long-term climate related challenges.
•	Use efficient practices that save fuel, energy and water.
•	Work with our industry and legislative representatives to shape public policy and legislation that supports water objectives and helps ensure safe drinking water.
•	Invest prudently in our systems for infrastructure stability, operational resiliency and continued sustainability utilizing sound asset management planning.
•	Engage with our community to ensure responsiveness to local needs and interests.
•	Work in collaboration with our communities, local municipal officials and our vendors to ensure a clean, safe, reliable and resilient water supply.

33 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Asset Management

We work to continually improve service through long range planning and prudent capital improvements. Middlesex Water addresses environmental management through its proactive Asset Management Planning (AMP) which directs overall operational strategy and describes standards and operating procedures for all of its facilities. AMP addresses business needs and utilizes best practice standards in complying with existing governmental and environmental regulations for each of our facilities. Proactive asset management translates into fewer water main breaks, less non-revenue water, fewer outages, less disruption and inconvenience to customers and a reduction in property damage from broken mains flooding homes and streets. We provide training and support for education of our employees in environmental management areas. We also encourage employees to bring environmental concerns to the attention of management via risk reporting.

The overall goal of AMP is to deliver results to agreed Level of Service standards in the most cost effective manner for present and future customers. Based on industry best practices and regulatory guidance, AMP includes five program steps which include:

1.	Maintaining a comprehensive Inventory and Hierarchy of Physical Utility Assets
2.	Establishing Levels of Service to meet customer needs and comply with all regulations
3.	Identifying and managing business risk based criticality prioritization of company assets
4.	Utilizing Life Cycle Costing in prioritizing maintenance, repair and/or replacement strategies
5.	Utilizing Long Term Funding Strategies from multiple alternatives for funding including State Revolving Funds and other low interest loans

The Company maintains specific requirements for its horizontal and vertical hard assets including useful life projections and long range replacement strategies. These assets include but are not limited to:

Distribution / Collection System (Horizontal Assets)

•	Pressurized Mains (and Fittings)
•	Distribution valves
•	Fire Hydrants and Branches
•	Service Line Assemblies
•	Air Valves
•	Backflow Prevention devices
•	Meters (production)
•	Customer Meters

Distribution Storage Tanks (Vertical Assets)

•	Plant and Pump Station Assets
•	Pumps and Motors
•	Emergency Backup Generators
•	Water Treatment Equipment (Various Asset Types)
•	Wastewater Treatment Equipment (Various Asset Types)
•	Chemical Feed Equipment
•	Electrical Switchgear
•	Equipment Control Panels
•	SCADA System
•	Distribution Storage Tanks
•	Facility Structures (Buildings)

Geographic Information System

Middlesex Water Company uses a Geographic Information System (GIS) to consolidate, centralize, and standardize water distribution system and wastewater collection system infrastructure asset records. Accessing GIS decreases the reliance on paper asset documents, thus reducing printing and copying of asset records.

Our Enterprise GIS provides some of the following basic benefits:

Accessibility – GIS data is available 365/24/7 to office and field employees allowing for the location, identification, and querying of asset data in a few simple and quick steps. GIS standardizes asset records across the Enterprise, hastens collaboration and delivers projects sooner and with lower costs.

Accuracy – Our GIS system is continually updated and information on asset records continues to improve in both positional accuracy as well as attribute information. For example, field personnel searching for a valve needing to be shut down during a water main event can utilize GIS to confirm a valve’s location, even if the valve has been mistakenly paved over by another entity’s contractors.

Scalability – Initially populated by historic maps and plans, our GIS has evolved to include service information, inspection records and incident reports to better gauge system conditions and reliability.

Integration - The integration of GIS data with other software programs allows for the collection of cost data over the life of an asset which in turn can pinpoint “at-risk” assets in need of replacement. GIS data is used to update hydraulic models and identify how water main replacements, water main extensions, or changes in customer demands affect system performance.

Analysis – Using GIS data, engineers can identify patterns and use the data to support planning decisions on water main replacements. MWC recently developed a Pipeline Prioritization Model using GIS water main data to determine the probability that a water main might fail by examining over twenty (20) factors including the specific properties of each water main (pipe material, age, etc.) as well as its environment (soil conditions, vibrational effects of nearby roadways and/or railways, etc.).

34 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Capital Improvement Plan

Our capital expenditures outlook encompasses projects in the following areas:

Distribution/Network System:

Includes projects associated with the installation and relocation of water mains and service lines and wastewater collection systems, construction of water storage tanks, installation and replacement of hydrants and meters and our RENEW Program. These improvements will help enhance reliability of our distribution system, help maintain a reliable supply and generally strengthen the integrity of our water delivery network. We plan to invest $159 million in distribution related projects between 2020-2022.

Production:

Includes projects associated with water production and our water/wastewater treatment plants including the upgrade to the CJO Treatment Plant in New Jersey and construction of a new wastewater treatment plant to serve the town of Milton, Delaware. These improvements will help maintain and enhance the quality of water and wastewater effluent and help ensure a reliable water supply. We plan to invest $111 million in production related projects between 2020-2022.

Information Technology:

Our Capital Improvement Plan includes further upgrades of our Enterprise Resource Planning system and prudent investment in technology hardware and software. These improvements will help ensure ongoing business operations. We plan to invest $4 million in IT related projects between 2020-2022.

Other:

Includes Transportation equipment, security systems, lab enhancements, furniture, etc. We plan to invest $21 million in other capital related projects between 2020-2022.

Water for Tomorrow®

As a steward of water resources for over 122 years, we understand the critical need to protect and conserve our natural resources. The provision of an ample supply of clean drinking water and sanitary services is essential to public health. Providing safe and reliable water and wastewater service requires careful asset management, ongoing investments in infrastructure, rigorous water quality testing and monitoring and staying ahead of new and changing water quality regulations. To ensure the sustainability of critical utility services, in 2018 Middlesex Water unveiled the largest multi-year capital program in its history.

Water For Tomorrow®, MWC’s infrastructure investment initiative, addresses adequate supply and water quality, climate impacts, aging infrastructure and energy use.

The Company plans to invest nearly

$295 million

from 2020-2022 in numerous projects
designed to better serve the current and
future generation of water users.

These projects, all which include the upgrading and/or replacement of critical infrastructure, are meant to enhance the integrity of system assets and help ensure greater reliability, safety and resiliency.

35 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

RENEW

With a distribution system that includes over 700 miles of main in central New Jersey, Middlesex Water proactively replaces aging infrastructure to ensure greater reliability, safety and resiliency. This program, called RENEW, has been in place for over 25 years and is an ongoing initiative to eliminate aged water mains approaching the end of their useful life in the Middlesex System. As a steward of water resources, upgrading our infrastructure on a planned schedule helps MWC to eliminate susceptible pipes throughout the water distribution system and better preserve water resources. Proactively replacing aging infrastructure on a carefully planned and deliberate schedule reduces the likelihood of future disruptive and costly emergency repairs.

2019 Water Main Replacement Rate (Linear Feet)

Consolidated	33,621

Middlesex targets 6-10 miles in its distribution system every year and replaces water mains, valves, service lines and hydrants. The Company determines which water mains are to be replaced based on historical records and asset management tools using size and composition of existing pipe, date pipe was installed and other operational data. The Company coordinates work with other utility representatives to coordinate respective projects, share project costs and minimize disruption to customers.

Our Investment in RENEW

2019:	$11 Million
2020:	$12 Million
2021:	$12 Million
2022:	$11 Million

Western Transmission Main

Middlesex Water Company is 95% finished constructing a large diameter 4.5 mile ductile iron water transmission pipeline from Edison Township, New Jersey to the Borough of Metuchen, New Jersey. This $52 million project, known as the Western Transmission Main, will supplement the company’s existing transmission main which serves a population of over 300,000 in eastern Middlesex County, NJ. As demands on the Company’s large single transmission main have increased, the construction of a redundant transmission main will help mitigate risks should the existing main require maintenance or fail. This water main will help enhance reliability and overall quality throughout our entire New Jersey water distribution network.

The Company and its engineers and contractors have been meeting with officials along the project route to discuss construction timelines, resident information, road closures, potential detours and ways to minimize inconvenience to residents during this project. State of the art trenchless installation technology was utilized at certain locations along the project route. The entire installation, including complete restoration of areas disturbed by construction is expected to be completed by 2020. Our ability to meet the current and future water demands of our customers depends on the availability of an adequate supply of water. Funding for the project was by means of a low interest loan from the New Jersey Infrastructure Bank, which resulted in savings to rate payers.

Storage Tank Projects

Based on our hydraulic analyses conducted in both New Jersey and Delaware, we have identified the need for additional water storage tanks throughout our distribution systems to help ensure adequate supply during peak hours. Middlesex has identified three sites in New Jersey and is developing initial site plans for the planned construction of these facilities. In Delaware, two major storage tank projects are planned from 2020-2024 in Sussex County, DE. These include a 750,000 gallon tank in the Ocean View District and a 1,000,000 tank in the Rehoboth District for a total five year investment of $7.1 million.

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Carl J. Olsen Plant Upgrade (Ozone Treatment & Other Improvements)

Middlesex Water Company is investing over $70 million on various upgrades at the Company’s 55 mgd Carl J. Olsen (CJO) water treatment plant to provide increased resiliency and to replace sodium hypochlorite with ozone as the primary disinfectant in the water treatment process. The CJO plant treats an average of 33 million gallons per day, supplying water to half a million residents in eastern Middlesex and Monmouth Counties in New Jersey. The plant was originally constructed in 1968 and expanded in 1997. This upgrade will help ensure compliance with increasingly stringent drinking water quality regulations and to mitigate the occurrence of disinfection by-products which can form in parts of the distribution system when chlorine is used. Ozone disinfects pathogenic organisms found in water more effectively than chlorine and is currently one of the most widely used water disinfection methods used in the world.

In addition to inactivating pathogens in raw water, it also helps to improve taste, odor and is more effective in addressing new constituents of emerging concern. The Company will also be upgrading its emergency electric generation back up system to help ensure continued service in the event of power loss ..

The project scope includes:

•	Demolition of two existing 1.0 MG chlorine contact basins and plant electrical substations and ancillary systems
•	Construction of an Ozone Generation Building and three 275,000 gallon ozone contactors capable of treating 60 mgd firm capacity
•	Ozone generation equipment and systems
•	Liquid oxygen tank, vaporizer equipment and chemical unloading area

The ozonation process uses oxygen and electricity to generate ozone which initiates a series of molecular reactions in water that removes a variety of inorganic, organic, and microbiological contaminants. The result is treated water that provides long term compliance with the Surface Water Treatment Rule, the Stage 2 Disinfection Byproduct Rule and provides additional treatment of emerging contaminants.

The upgrade includes modifications to the process piping including valves and associated structures.

Improvements to the Plant will also include modifications to the existing solar photovoltaic electrical system, electrical substation replacement, replacement of the power generation system with three 2,000 kW diesel generators, as well as heating, ventilation, HVAC and plumbing upgrades for the new facility,

Middlesex Water Company is committed to providing our communities with water quality that meets or exceeds all current drinking water standards.

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Raw Water Pump Station Generator and Electrical Improvements

Middlesex Water Company is embarking on a project to replace the existing emergency generator and associated electrical switchgear at our Raw Water Pump Station. The replacement of the generator will allow for a new unit that has cleaner emissions as well as facilitate the removal of the existing generator’s underground storage fuel tank, preventing potential future leaks near the Delaware and Raritan Canal. In addition to reduced impact on the environment, the existing motor switchgear will be replaced with a smaller and more efficient unit without the need for a building expansion. The new generator and switchgear will provide MWC the increased resilience necessary to provide safe drinking water throughout a variety of adverse weather conditions.

Addressing Emerging Contaminants

Perfluorooctanoic acid (PFOA) and perfluoroctane sulfonate (PFOS) are a group of synthetic chemicals knows as perflouroalkyl substances (PFAS) that are increasingly gaining traction as a topic of public concern and have rapidly emerged as a challenge for water utlities across the country. PFAS were long used in consumer products like non-stick pans as well as firefighting foams used on military bases and is being found in drinking water across the U.S. Middlesex Water has been reporting on these currently unregulated contaminants in its Park Avenue wellfield in the Water Quality Report on our website and on the NJDEP website, Drinking Water Watch. The Safe Drinking Water Act mandates a consistent, science based process for the consideration of new regulations and more research is needed to assess the human health effects of exposure to PFAS.

We are monitoring research by the regulated community, USEPA, NJDEP, and other water re- search entities such as the Water Research Foundation (WRF) for guidance on health levels and the most effective water treatment to eliminate PFAS in drinking water sources.

In anticipation of new regulations, MWC has embarked on upgrading its Park Avenue Wellfield plant with Granular Activated Carbon, a proven method for removal of PFAS. The Plant upgrade is expected to be operational by 2022.

MWC is actively lobbying legislators that PFAS producers, not consumers or water utilities, be held accountable for cleaning up these pollutants in drinking water and and ridding the environment from these compounds.

Milton Wastewater Treatment Plant

Middlesex Water Company subsidiary, Tidewater Environmental Services, Inc. is replacing an existing outdated wastewater treatment plant in Milton, Delaware with a new wastewater treatment facility as a result of new nutrient removal requirements from the Department of Natural Resources and Environmental Control. The proposed plant will comply with more stringent regulatory requirements relative to nitrogen and phosphorous levels resulting from the treatment process, provide greater operational efficiencies, and accommodate the current and projected growing population in the Milton area. The current plant will be demolished and the site is expected to be returned to the Town as green open space. Construction completion is expected in 2021.

Filter Monitoring

Maintaining effective treatment requires that all components are operating at peak performance. Filters at our CJO Treatment Plant in New Jersey require periodic maintenance. In 2019, we started replacing the filter underdrains with stainless steel plates in anticipation of the completion of the ozone project and to work hand-in-hand with ozone upgrades to improve filtration and reduce disinfection byproducts.

System Consolidation/Interconnections

In New Jersey, customers are primarily served from one large treatment plant. In Delaware, no single central water treatment facility exists for the nearly 415 separate communities served by Tidewater. For that reason, Tidewater works to efficiently and strategically interconnect smaller systems into regional system networks that can then be served by multiple water treatment facilities.

Tidewater plans to interconnect seven systems in 2020-2024 for a total 5-year capital investment of

$11.4 million.

Rehabilitation of Former Corporate Headquarters

Currently, MWC is rehabilitating its former corporate headquarters (The J. Richard Tompkins operations and administrative complex) to include new office and meeting space, additional training space and multi-purpose areas to accommodate emerging business needs. The building was originally constructed in 1984. The current usable square footage of this facility is +/- 29,464 sf. Design is complete and major interior renovations of the existing building are commencing in 2020.

Replacements and modifications are planned which will increase energy efficiency of the building. These renovations will include the replacement of the existing windows, new HVAC systems, new LED lighting, structure modifications to accommodate solar in future projects, more efficient plumbing systems, and the replacement of the existing insulation roofing system.

38 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Compliance with Environmental Laws

Our systems comply with federal and state regulations as established under the Safe Drinking Water Act, the Clean Water act and other statutes.

2019

MWC Consolidated Non-compliance violations

Acute health based: 0
Chronic Health based: 0
Non-health based: 1

MWC System Non-compliance violations

Acute health based: 0
Chronic Health based: 0
Non-health based : 1

Pinelands System Non-compliance violations

Acute health based: 0
Chronic Health based: 0
Non-health based : 0

Tidewater Non-compliance violations

Acute health based: 0
Chronic Health based: 0
Non-health based: 0

Water Conservation

According to the EPA, the average U.S. household uses more than 300 gallons of water per day at home. Because the amount of water on earth is finite, Middlesex Water promotes wise water use and awareness of water as a precious natural resource. Customer water service is metered and customers are billed only for the water they use. Bills are comprised of a facility charge and a consumption charge. Customers who use more water will be charged more. Our Customer Service department can help customers better understand their consumption patterns.

AWWA released a study detailing
a 22% reduction
in home water consumption
between 1999 and 2016
across the United States.

Water saving plumbing fixtures, rising sewer costs and leak prevention measures by water utilities and more environmentally conscious consumers are responsible for the decline in water consumption.

As a partner in the Environmental Protection Agency’s Water Sense Program, Middlesex Water promotes water conservation and encourages the adoption of water efficient behaviors on its website and in its newsletters. Water Sense is a voluntary partnership program sponsored by the U.S. Environmental Protection Agency which helps consumers and organizations make smart choices regarding their water use by using water-saving products. Middlesex promotes WaterSense to help educate consumers about ways to save on utility bills, protect the environment and help preserve water supplies for future generations.

Water Demand/Amount of Water Delivered

The chart below describes Average Demand (million gallons per day) per company within the MWC enterprise.

Average Demand (MGD)

Consolidated	43.1 mgd
Middlesex System	36.2 mgd
Pinelands System	0.3 mgd
Tidewater	6.6 mgd

The Middlesex System production (reflecting both surface and groundwater) for the past 3 years is as follows:

2019: 13.2 billion gallons
2018: 13.5 billion gallons
2017: 14.4 billion gallons

Customer Usage Trends

A U.S. Geological Survey study conducted in 2015 indicated that water use in the U.S. is the lowest in 45 years and down 9% from the previous 2010 study. Middlesex Water is also experiencing a continuous reduction in gallons of water delivered. A decline in household water usage can be attributed to new national efficiency standards for faucets, shower heads and toilets and wider effort to encourage conservation. We have also worked to continually educate our customers on ways to reduce usage, such as repairing leaks, installing water saving shower heads, washing only full loads of laundry and watering the lawn only when needed.

39 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Reducing Lost Water

According to the Environmental Protection Agency, 240,000 water main breaks occur each year. Leaky pipes lose billions of dollars of treated water annually, and sewer overflows cause outbreaks of disease. MWC works to reduce the amount of lost water due to main breaks and leaks. The NJDEP has established a non-revenue water target of less than 15% in New Jersey and Middlesex Water has successfully been better than that goal for several years keeping lost water to a minimum.

See a breakdown of non-revenue water produced by companies in the enterprise below.

Consolidated	13.6%
Middlesex System	10.1%
Pinelands System	15.4%
Tidewater	10.7%

Middlesex Water has several measures in place to ensure a sustainable water supply. These include proactively replacing aging mains, valves and hydrants through our RENEW Program, updating water meters on a planned schedule to more accurately measure water consumption and better identify leaks. We monitor ground water and surface regularly, conduct assessments including vulnerability assessments and utilize state of the art technology for operational efficiencies.

Acoustic Leak Detection Technology

Little leaks can become big problems if not promptly addressed. Middlesex Water utilizes acoustic leak detection technology to identify leaks and reduce the opportunities for major main breaks, associated costly repairs and loss of non-revenue water. Our distribution system is outfitted with EchoShore© intelligent sensor nodes which generate an acoustical baseline for each monitoring zone. Any change in the baseline is communicated to a central data collection hub which produces alerts to signify potential leaks. The benefits of early leak detection assists in staying ahead of unplanned, costly main repairs and help to reduce water loss.

EchoShore©-DX Leak Detection Technology

•	Early Detection
•	Accurate Leak Location
•	Predictive Maintenance
•	Optimize Field Crew Scheduling
•	Reduce Emergency Repair Costs
•	Establish Non-Revenue Water Loss Objectives

Energy Consumption

Power remains one of the most significant costs in the water treatment, transmission and delivery process.

A breakdown of the Company’s total energy consumed (kWh) as well as a percentage of the grid and percentage of renewable energy in 2019 is depicted below:

MWC Consolidated Company

Total Energy Consumed (kWh)	15,398,154
% Grid	94.3%
% Renewable	5.7%

In 2019, we changed approximately 100 light fixtures at our largest treatment plant in New Jersey with new LED fixtures saving 20kW of energy. Future plans include the replacement of exterior fixtures with LED replacements, which are expected to produce an additional 2.4kW of energy savings.

Leveraging Variable Frequency Drives

With hundreds of pumps and motors in action throughout our plants and associated systems, we have variable frequency drives (VFDs) in service to reduce energy usage and optimize efficiency. VFDs permit motors to run at full speed while reducing the amount of energy drawn by the motor. They also reduce dependence on gearboxes or belts, instead, VFD’s work with programmable logic controllers (PLCs) that execute tasks based on a series of inputs. As a result of this automation, we have realized a reduction in power consumption while maintaining the ability to adjust operating speed, streamlined mechanical components and reduced maintenance costs.

Variable frequency drives at our Booster Station pumps at our plant are also helping us save energy. By replacing valves we were able to run pumps at lower speeds and still achieve the same flow rate. This is saving approximately 37.4 kW when the pump runs.

40 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Reducing Fuel Consumption

Middlesex Water Company has 323 vehicles in its fleet. Through its Fleet Management Replacement Plan, it introduces newer and better fuel and emissions rated vehicles into its fleet. The implementation of our Mobile Workforce Technology platform has enabled MWC to reduce vehicle emissions with reduced travel time and improved scheduling methods. We’ve integrated sustainability and transparency into our everyday fleet operations. The result is enhanced efficiency, reduced fuel spend, increased responsiveness to customers and better overall fleet management practices due to more fuel efficient routes. As a field activity is created, the system automatically prioritizes work, optimizes travel routes based on location and dispatches qualified field personnel. Vehicles are equipped with laptops that enable crews to view real-time scheduling changes based on status updates. Reducing fuel spend not only helps the environment, but it reduces operating costs. This technology also ensures that work is assigned equitably and helps ensure the safety of lone workers.

Effluent Quality Management

The water treatment process produces solid waste in the form of sediment and organic materials which is separated during the filtration process in the treatment cycle. Our plant is a zero discharge facility. Solid waste produced from the treatment process in 2018 was 1,370 tons and in 2019, it decreased to 1,224 tons. Residuals from water treatment are further processed at another facility.

MWC utilizes tracker system and rooftop solar power generation which creates 0.5 MW. Solar power reduces our carbon footprint, helps offset electric usage by an average of 3% and 10% in cost savings through the use of solar renewable energy credits (SRECs).

Ways We are Reducing Our Carbon Footprint

The Middlesex Water enterprise is committed to reducing our total greenhouse gas emissions and are reducing our carbon footprint in the following ways:

•	Installing energy efficient (LED) lighting throughout the enterprise
•	Upgrading our JRT Administration and Operations Center with energy efficient windows and doors reducing CO2 emissions
•	Purchasing energy saving office equipment and recycling older computers
•	Encouraging more video conferencing to reduce carbon emissions produced from commuting to our subsidiary locations
•	Eliminating the use of Styrofoam in kitchen areas
•	Utilizing solar energy to help supplement power at our largest treatment plant
•	Employing Mobile Workforce Technology to maximize fleet efficiencies, reducing fuel consumption and emissions
•	Donating used equipment and furniture to non-profit associations
•	Recycling paper by partnering with a document destruction company to securely shred confidential and private information
•	Instituting no idling policies for company vehicles
•	Eliminating bottled water donations
•	Recycling cans, plastic and glass
•	Encouraging Wise Water use as a WaterSmart partner
•	Creating a compost garden at our Delaware office

41 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	ENVIRONMENTAL STEWARDSHIP

Addressing Climate Variation

Climate change can prompt weather patterns that affect the operation of our facilities, which in turn can affect the availability and quality of water and wastewater services. Drought can impact availability of water. Freezing weather can sufficiently disrupt energy sources which power our operations. Flooding can render pumps inoperable causing service interruptions. MWC has identified climate change and extreme weather conditions as a business risk and is working to better understand current and long-term weather conditions. As such, addressing the impact of severe weather is interwoven into our planning process.

Our Emergency Management Committee…

•	Conducts a periodic analysis of climate related risks, flooding impacts and impacts on business continuity;
•	Convenes emergency planning sessions well in advance of anticipated severe weather events to consider various scenarios and response plans; discuss facility preparations, required resources and chain of command;
•	Engages with our external networks on ways to best build resiliency for our business over the long term.

As weather patterns grow more unpredictable, we have worked to harden our assets and to add resiliency throughout our distribution system. Further information about our risk and resiliency planning can be found in the section related to the America’s Water Infrastructure Act.

Watershed Protection

The most cost effective way to ensure the safety of the drinking water supply is to prevent contamination in the first place. MWC uses an outside consultant to conduct an ongoing source water assessment to help identify potential acute threats to source water through image analysis, research of identified contaminants, travel time modeling and acute spill risk scoring. These threats include chemical storage, waste sites, agriculture, power generation and industrial mining sites which have the potential to contaminate the water supply.

Through a comprehensive evaluation of potential risks that may compromise our watersheds, we have developed a plan to respond to emergencies that will assist us in identifying and determining potential contamination sources within our service areas. Working collaboratively with state, township and local regulatory officials, we have established a team and collected data to evaluate risks. With the implementation of the WaterSuite™ data management software tool, MWC is able to maintain up to date source water data and has access to a robust contaminants database, allowing us to effectively prepare and respond to incidents and mitigate any adverse impact on our watersheds. This approach involves consolidated data, emergency spill sampling plan, identification of designated laboratories on stand-by and an annual stakeholder drill.

WATER QUALITY MONITORING

This cloud-based, modular data management tool helps assess, prioritize and investigate potential sources of contamination and to monitor water quality within a watershed. A contaminant treatability analysis was performed to confirm and rank potential threats and determine which should be first priorities for any further action. The plan also integrates outreach to these sites, requesting immediate notification of fire, transportation related spills, intentional acts of contamination, and leaking tanks. Middlesex has emergency preparedness planning and emergency response procedures in place.

Long term goals include ongoing engagement opportunities with the Office of Emergency Management, as well as local and county fire departments in these areas, spill desktop and spill simulation response exercises and establishing ongoing training schedules.

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CORPORATE CITIZENSHIP

MWC is dedicated to good stewardship in the communities where we work and live. We value our role as a good corporate neighbor and are proud of our long history of community involvement through volunteerism, financial support and outreach initiatives. By virtue of our mission, we play a critical role in the communities we serve. Providing good high quality water supports business and industry dependent on this natural resource and supports overall economic stability. We also realize that providing stable jobs contributes to the economic viability and prosperity of the communities in which we operate.

Make A Splash

In an annual event, the “Make a Splash Festival,” fourth grade students in Delaware learn about the importance of estuaries and the value of watersheds. Coordinated by the Department of Natural Resources and Environmental Control-Delaware Coastal Programs, Tidewater educates over 800 students each year on the importance of protecting water resources.

We care about the communities we serve and strive to balance our financial, environmental and social responsibilities in a prudent manner. We believe our efforts help build stronger communities and promote interest in water careers and wise water use, the environment, education and leadership development, health and wellness and economic development. We recognize that community outreach not only positively impacts the community, but also enhances our employee experience.

In 2019, Middlesex Water employees helped Woodbridge Township, NJ address stormwater pollution by lending skilled expertise in construction of a two-tiered rain garden. The rain garden captures runoff from impervious areas such as driveways and rooftops, filters pollutants and helps preserve nearby streams and ponds by reducing the amount of polluted runoff.

43 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	CORPORATE CITIZENSHIP

Government and Community Relations

The Middlesex enterprise maintains close relationships with regulators, government officials and business and industry associations in its service area. MWC representatives meet with elected representatives routinely to identify community needs, provide advance education regarding planned large projects, provide technical guidance on water quality issues and to seek their help on public policy. MWC serves as a resource and involves these stakeholders as part of our routine project planning. The Company hosts tours of our facilities, participates on industry panels and works to address specific constituent issues.

Many employees also serve in leadership roles on community organizations such as Chamber of Commerce, Workforce Development boards, local service organizations, Rotary Club and more.

Helping Influence Public Policy

MWC works closely with industry associations such as the American Water Works Association, the National Association of Water Companies, the National Association of Regulatory Utility Commissioners and the New Jersey Utilities Association in contacting legislators on key water industry issues. We also participate in the New Jersey and Delaware State Chambers of Commerce, the New Jersey Business and Industry Association as well as local chambers of commerce to remain aware of legislative and regulatory issues impacting our business. We provide testimony on pending legislation and public policy issues and support measures to protect public health by advocating for sensible laws and regulations.

Senior Leadership

Our senior leadership team brings a broad range of talent and experience to their respective roles. Their dedication to the continued professional development and safety of our workforce, operational excellence, customer satisfaction and community stewardship serves to guide our company and our industry well into the future. Members of our executive management play diverse leadership roles on numerous local, state and national associations as listed below.

SENIOR LEADERSHIP TEAM BOARD MEMBERSHIPS
Officer	Boards and Organizations
G. Christian Andreasen, Jr.	Board Member of AWWA-NJ Section and the AWWA National Board; Vice Chair and Board Member of the NJ State Water Supply Advisory Council; Member of Jersey Water Works Dashboard Working Group Committee
Dennis W. Doll

Current Boards

The Water Research Foundation – Chairman of the Board; Member- AWWA National Board, Member of the Executive Committee, Member of the Water Utility Council; CASA of Middlesex County - Member of the Board, Member of the Executive Committee, Treasurer

Prior Boards

NAWC – Past Chairman of the Board; NJ Utilities Association (NJUA) – Past Chairman of the Board; Raritan Bay Medical Center - Member of the Board, Member of the Executive Committee, Treasurer

Robert K. Fullagar	NJ Infrastructure Advisory Committee Water and Wastewater Sector, Chair; NJUA Operations Committee, Vice Chair; NJAWWA Water Utility Council, Member; Executive Committee for the Basking Ridge Fire Company, Member.
Lorrie B. Ginegaw	NJUA Board of Director, Member
Jay L. Kooper

New Jersey State Bar Association – Public Utility Law Section; Public Utility Law Section Chair Emeritus; Member, Board of Consultors. NAWC Board of Directors; Chair, Regulatory and Legislative Committee; Chair, New Jersey Chapter; New Jersey Utilities Association,

Finance & Regulations Committee; Temple B’Nai Abraham (Livingston, NJ),Board of Trustees; Co-Chair, Buildings and Grounds Committee; Crohn’s & Colitis Foundation of America – New Jersey Chapter, Board of Directors

A. Bruce O’Connor	NJUA – Finance & Regulations Member; NAWC – NJ Member Scholarship Committee; Spring Lake Fire Company – Trustee Spring Lake Fireman’s Relief Association Treasurer
Georgia M. Simpson	Delaware Cyber Security Advisory Council (DCSAC), Member; NJUA Cyber and Physical Security Committee, Member
Bernadette M. Sohler	NAWC Communications Council; NJ Utilities Association, Communications Committee Chair, Governmental Policy Committee Member; Woodbridge Metro Chamber of Commerce, Executive Board; Women’s Leadership Connection, Founding Member; Edison Chamber of Commerce, Board of Directors; Woodbridge Township Cultural Arts Commission, Commissioner; 200 Club of Middlesex County, Trustee; Catholic Charities of the Diocese of Metuchen, Board of Trustees; Woodbridge Township’s Mayor’s Advocacy Committee for Education, Chair; Woodbridge Township Green Team

44 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	CORPORATE CITIZENSHIP

Outreach and Education

MWC enjoys serving as a resource to local schools, organizations and Chambers of Commerce. In addition to speaking to schools and organizations about wise water use, we support numerous events including:

Career Focused Events:

Job Expos, Career Days, Classroom visits and Business Discovery Days

Community Events:

Food Drives, National Night Out, Big Wheels Day, Bowl For Hunger, Charity Golf outings. We also sponsor community events within our service areas.

STEM and Education Events:

Science, Technology, Engineering and Math (STEM) focused events, Future City, Junior Achievement, GIS Training Day, Sussex County Science Fair, Plant Tours, and presentations on sustainability and wise water use.

45 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	CORPORATE CITIZENSHIP

Volunteerism and Corporate Giving

Employee volunteerism is a key element of our culture and an activity in which our employees take pride. Through our employee volunteer policy, we encourage employees to volunteer for personal interest programs and or corporate sponsored opportunities that enrich the quality of life for all citizens. MWC enterprise employees donated over 1,500 service hours in 2019, valued in community impact at over $37,000 (based on an average value of volunteer time suggested by the Independent Sector). Through our volunteerism and corporate giving, we proudly lent support to over 266 local organizations. We intend to establish a new goal for our enterprise in 2020 of 2,500 volunteer service hours to expand our impact in the communities we serve. As a company, we support our local communities through numerous strategic volunteer opportunities during work and non- work hours throughout the year which include:

HABITAT FOR HUMANITY: MWC supports Habitat for Humanity and has participated in several home builds, donating $1,000 through sponsorship and in-kind support.

ADOPT-A-HIGHWAY AND NATIONAL PARKS CLEAN UP DAY: MWC routinely does trash clean-ups around local watersheds, hiking trails and community walkways. Our DE subsidiary, Tidewater Utilities, Inc. has a participated in Adopt-A-Highway for almost a decade.

RONALD MCDONALD HOUSE: Each year, employees volunteer to cook and serve meals at this facility which provides a temporary residence to almost 2,000 families annually.

UNITED WAY OF CENTRAL JERSEY: Each year, during the holiday season, the MWC family will adopt several local, economically disadvantaged families ensuring that the entire family has several meaningful gifts to enjoy.

MORE FOUNDATION: Employees supported the MORE Foundation Group’s mission of sustainability by donating their old athletic shoes to help students and small farming co-ops in poor, rural villages in West Africa and Central America.

BOWL FOR HUNGER: In addition to company sponsored food drives, MWC has served as a presenting sponsor of the Bowl for Hunger for over a decade. Funds raised from this community event benefit food pantries in MWC’s service area.

TOYS FOR TOTS: DE employees provide toys for this organization’s annual holiday collection.

JUNIOR ACHIEVEMENT: We support grade-school youth through voluntarism and the sponsorship of Junior Achievement’s BizTown® in DE. Biztown® is an interactive lab offering students the ability to engage in activities for work-readiness, entrepreneurship and financial literacy. Over 79,000 students have visited Tidewater’s career display at Biztown.

Middlesex Water had long supported community organizations through its donation of bottled water for such events as 5K runs and walk-a-thons, National Night Out events, etc. We discontinued this practice in 2019 upon the urging of our Social Responsibility Committee who raised the concern that a single plastic bottle can take over 450 years to decompose in landfills.

CORPORATE GIVING

The enterprise contributed $132,000 in 2019 – an increase over $85,000 in 2018. Our strategy involves impacting programs focused on environment stewardship, health and wellness, Science, Technology, Engineering and Math educational opportunities and supports economic development and community building. We invest in the communities in which we operate through financial contributions, volunteerism and in kind contributions.

Additional Organizations supported in 2018/2019 included:

•	Meals on Wheels
•	New Jersey Institute for Disabilities
•	YMCA
•	PRAHD: Puerto Rican Association for Human Development
•	Partnership for Delaware Estuary
•	Regional Fireworks Displays
•	Veteran’s Luncheon
•	National Night Out
•	Helen Diller Vacation Home for Blind Children
•	Touch a Truck
•	Concert Series
•	Water for People
•	Future City
•	Center for Inland Bays

In January 2019, MWC moved to new administrative offices
as its former facility was being prepared for rehabilitation.
The Company donated nearly $20,000 of used furniture to several organizations including a local church and an organization
committed to combatting domestic violence.

46 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	CORPORATE CITIZENSHIP

TIDEWATER CHARITY GOLF OUTING

Tidewater Utilities, our wholly-owned subsidiary, hosts an annual Charity Golf Outing which benefits a deserving non-profit organization. Potential beneficiaries must complete an application and participate in an interview. In 2019, Tidewater raised $30,000 for Southern Delaware Therapeutic Riding. Through this charity outing, we have been able to make a positive impact in the communities that we serve. Tidewater has raised over $200,000 over the last 12 years from its annual charity golf outing which attracts businesses, individuals and organization supporters.

Past organizations selected as beneficiaries include:

•	Children & Families First
•	Delaware Tech Community College Alumni Assoc.
•	Kylee Gill Scholarship Fund
•	Can-Do Playground
•	Marine Education, Research & Rehabilitation (MERR)
•	Delaware Wildlands
•	YWCA Delaware
•	Delaware Veterans Fund
•	Delaware Veterans Home
•	Sussex County Habitat for Humanity (Vet Build)
•	USO Delaware
•	Ronald McDonald House of Delaware
•	Autism Delaware
•	Delaware Center for the Inland Bays
•	Connecting Generations
•	Southern Delaware Therapeutic Riding

Honors and Awards

The Middlesex Water enterprise and its professionals have been recognized with numerous awards for contributions and achievement for the past three years. These include:

2019

General Counsel of the Year Award – NJBIZ

Corporate Gender Diversity Awards – Executive Women of New Jersey

Board Gender Diversity Honors - 2020 Women on Boards Marvin S. Gilman Superstars in Business - Award of Excellence, DE State Chamber of Commerce

Best Tasting Water – DE Rural Water Association

2018

Wastewater Operator of the Year, Finalist, DE Technical and Community College

Living Water Award, Finalist, National Association of Water Companies

NJ General Assembly Recognition, Grand Marshal – St. Patrick’s Day Parade 1

20th Anniversary Recognition, Woodbridge Metro Chamber of Commerce

The New Jersey One Water Award, Jersey Water Works/American Water Works Association

2017

Top 25 Leading Woman Intrapreneur & Corporate Leader, Leading Women Entrepreneurs

Rising Star, NJBIZ CFO of the Year Awards

Tidewater Utilities, Inc. voted Top Workplace (9th time) Workplace Dynamics, LLC

Project of The Year – American Water Works Association –NJ

Water/Wastewater Professional Operator of the Year, DE Rural Water Association

DE Water/Wastewater Professional Team Award, Northern District Operators

47 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	CORPORATE CITIZENSHIP

Fiscal Accountability

MWC maintains its commitment as a fiscally responsible organization by operating under a strategy for continued growth and profitability which includes:

•	Investing in projects, products and services that complement core water and wastewater competencies
•	Recovering infrastructure investments in a timely and adequate manner to maintain and improve service quality
•	Executing municipal and industrial water and wastewater system contracts which meet our risk profile
•	Acquiring investor and municipally-owned water and wastewater utilities

Financial Performance

Our regulated business requires considerable ongoing investment. Our Capital Program funding is obtained from cash flow from operations, lines of credit, long term bonds, Dividend Investment Plan proceeds and Common Stock Offering. MWC currently has a corporate credit rating of “A” Stable from Standard & Poor’s.

2019 Highlights

In 2019, Middlesex Water increased its annual dividend rate for the 47th consecutive year. Middlesex has been paying dividends since 1912.

The Company offered a 5% Discount Purchase Program and concluded it well before its anticipated expiration due to a rapid rate of subscription of the 0.2 million share purchase limit, raising over $11.4 million.

Held a Common Stock Public Offering of 0.8 million shares priced at $60.50 per share for net proceeds of $43.7 million to be used for general corporate purposes, including paying down the Company’s outstanding short-term debt.

Stock Listing

The Company’s common shares trade on the Nasdaq GS (NASDAQ) Global Select Market under the trading symbol MSEX.The following table sets forth the high and low sales price of the common stockfor the periods indicated, as reported by Nasdaq, and dividends paid.

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49 MIDDLESEX WATER COMPANY CORPORATE SUSTAINABILITY REPORT 2018-2019	FISCAL ACCOUNTABILITY